Exhibit 1

INVESTOR PRESENTATION REALIZING EQT’S POTENTIAL JUNE 2019

I Executive Summary 3 II Rice Energy’s Success 25 III Change is Warranted at EQT 36 A. EQT Failed to Execute on Rice Energy Synergies and Destroyed Value in 2018 B. EQT’s Operating Performance Has Been Disappointing C. EQT Has Not Been Transparent with Shareholders D. EQT’s Board Composition and Governance is Lacking E. EQT’s Shareholder Returns Have Lagged Peers F. EQT’s Latest Plan Will Not Deliver Long - Term Value 37 48 65 82 92 96 IV The Rice Nominees Bring Needed Skills to EQT 104 V The Rice Plan Maximizes Value for EQT Shareholders 117 VI Conclusion 158 VII Appendix 166 A. EQT Has Been Misleading in Responding to the Rice Team B. Other Analyses 167 180 TABLE OF CONTENTS 2

REALIZING EQT’S POTENTIAL I. EXECUTIVE SUMMARY

INTRODUCTION ▪ EQT is the largest natural gas producer in the US and plays a critical role in providing the US a clean, domestic energy source ▪ Despite its scale, EQT is a perennial underperformer, with the highest costs across a range of key metrics of any producer in the Appalachian Basin – The Company’s old - school approach to operations and culture have left it in last place among more efficient operators – EQT bought Rice Energy to gain scale, talented operators and access to leading technology to drive efficient operations – But EQT has failed to integrate Rice Energy: it fired its leaders, mothballed its technology and has reverted to EQT’s high - cost, chaotic approach to operations – As a result, EQT’s stock price is at a 10 - year low I. EXECUTIVE SUMMARY ▪ The Rice Team built Rice Energy and delivered superior operational results and shareholder returns – Rice Energy led its peers in stock performance, efficiency metrics and culture ▪ The Rice Team became large shareholders as a result of the merger and are disappointed with EQT’s underperformance – With EQT’s continued failures, several large EQT shareholders asked the Rice Team to return and help transform EQT ▪ The Rice Team believes that Toby Rice, co - founder of Rice Energy, can transform EQT into a modern, technology - driven energy producer that has a sustainable model producing a vital US energy source – Shareholders have the opportunity to vote for EQT’s transformation by voting for new directors and leadership 4

RICE ENERGY CREATED SHAREHOLDER VALUE WHILE PEERS DID NOT ▪ Rice Energy was founded by Toby Rice and his brothers in 2007 with $10 million ▪ Rice Energy pioneered a technology - driven, highly efficient and modern approach to upstream energy production ▪ Rice Energy went public in 2014; later that year, Rice Midstream Partners went public ▪ Rice Energy was a leader in the Appalachian Basin: – Lowest all - in drilling costs per foot – Highest well productivity per foot based on innovative completion design – Voted #1 workplace in Pittsburgh ▪ Both public companies were sold – EQT acquired Rice Energy for $8.2 billion in 2017 – EQM acquired Rice Midstream for $2.4 billion in 2018 I. EXECUTIVE SUMMARY -70% -50% -30% -10% 10% 30% 50% 70% Date 10/08/14 06/26/15 03/15/16 11/29/16 08/17/17 Rice Peers EQT XOP +40% - 29% - 54% - 44% * Source: FactSet. Peers include CNX, RRC, AR, COG, GPOR, EQT. Total return for Rice calculated from IPO (1/24/2014) until sale to EQT (11/10/2017) RICE ENERGY TOTAL SHAREHOLDER RETURN – IPO TO SALE TO EQT RICE Unique approach Differentiated results Unparalleled returns 5

We see Rice using its balance sheet and operating prowess to be a consolidator… inventory will be valued most richly in the hands of highly respected operators with strong execution track records.” 5/30/2017 Rice has beat our production [estimate], which has largely been above or inline with the Street, for six quarters in a row.” 12/31/2017 We do not foresee any reason to doubt this trajectory when the company has such a strong demonstrated record of growth to look back on.” 5/3/2017 This young management team has historically executed well…in addition to stellar execution the Rice team is well positioned to thrive …” 10/12/2015 It’s hard to poke holes in a strategy that has remained very consistent and is set to deliver 30% production CAGR.” 5/4/2017 Beat and raise story continues with FY16 production guidance upped…impressive step change lower on capital and operating costs.” 8/4/2016 Rice continues to outpace expectations both on the production and cost side of the equation.” 8/6/2016 We continue to view the company as a best in breed Utica/Marcellus shale player.” 11/6/2015 We had viewed Rice as a natural consolidator in Appalachia given its…strong operational capabilities.” 6/20/2017 RICE ENERGY EARNED THE RESPECT OF INVESTORS AND ANALYSTS I. EXECUTIVE SUMMARY Permission has not been sought or obtained for the use of quotes. Management’s technical proficiency … creates a compelling investment case.” 5/11/2015 6

EQT’S PERFORMANCE HAS LAGGED PEERS* AND RELEVANT INDEXES Prior to our public engagement on December 10, 2018, EQT shareholders had long suffered I. EXECUTIVE SUMMARY * Source: FactSet. Peer Index includes AR, CNX, COG, RRC, SWN. Through December 9, 2018. 3 - YEAR 5 - YEAR - 61.0% - 68.0% - 49.8% 61.4% EQT Peers XOP S&P 500 - 34.2% 6.8% - 0.3% 36.8% EQT Peers XOP S&P 500 1 - YEAR - 39.8% - 14.0% - 10.0% 1.2% EQT Peers XOP S&P 500 7

EQT SAID IT ACQUIRED RICE ENERGY TO GAIN EFFICIENCIES AND BEST P RACTICES In late 2017, EQT acquired RICE for $8.2bn (37% premium) I. EXECUTIVE SUMMARY ▪ “This transaction is driven by our strategy to significantly improve returns on invested capital and capture capital and operational synergies, driven by a 50% increase in lateral length in Greene and Washington Counties” (1) ▪ “So in terms of delivering on the synergies, we're going to be able to start demonstrating that from day one” (2) CAPITAL EFFICIENCIES ($2bn synergy) ▪ “There certainly will be best practices from both sides that can be combined to improve recoveries and lower costs ” (2) ▪ “For example, Rice had a significant frac sand sourcing and logistics effort, which we leveraged to improve pricing and efficiency across our fractures ” (3) BEST PRACTICES ($2.5bn synergy) Source: (1) EQT Conference Call, June 19, 2017; (2) EQT Q3 2017 earnings call, October 26, 2017; (3) EQT Q4 2017 earnings ca ll, February 15, 2018. Source: EQT Analyst Presentation, October 19, 2017. 8

EQT FAILED TO ACHIEVE BENEFITS OF COMBINATION I. EXECUTIVE SUMMARY ▪ EQT did not seek and has not achieved the synergies and cost savings that were the purported rationale for the Rice Energy deal: – EQT fired nearly every Rice Energy executive and leader soon after the transaction, after telling the market that EQT would seek to retain key executives – EQT refused to adopt Rice Energy’s superior operational processes and technology – EQT remains an old - line, hierarchical, siloed organization that is best fit for the 1990s ▪ Worse, the increased scale of operating both the EQT and Rice assets overwhelmed EQT’s antiquated processes – Within nine months of the close of the transaction, EQT was wildly over budget and cutting its production forecasts – EQT’s drilling costs remain the worst in the basin and it is the only operator that has to curtail a significant percentage of its production base because of an inability to coordinate its upstream production with midstream services ▪ EQT has failed to publicly acknowledge its inability to achieve 90%+ of the merger synergies -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% EQT Peers XOP S&P 500 EQT Announces Significant Operational Issues SHARE PRICE PERFORMANCE (1) 1. Peer Index includes AR, CNX, COG, RRC, SWN. From November 10, 2017 (close of Rice Energy deal) through December 9, 2018 (day bef ore Rice Team engagement with EQT). 9

THE RESULT: EQT’S 2018 PERFORMANCE WAS SHOCKINGLY BAD I. EXECUTIVE SUMMARY 2.0 2.1 2.1 2.3 2.4 2.4 EQT AR SWN CNX RRC Rice 2018 WELL PRODUCTIVITY (Bcfe/1K’) (1) $656 $873 $950 $1,241 $1,250 $790 RRC CNX AR SWN EQT RICE (1) 2018 WELL COSTS ($/ft) (2) 2017 2017 Despite the best assets, EQT delivered the worst operational results 1. Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered from a wel l, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environmen t. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. 2. 2018 Marcellus well costs per Company reports. Well costs adjusted to include capitalized costs but exclude capitalized inter est . 10

EQT’S RESPONSIVE ACTIONS HAVE BEEN ILL CONCEIVED AND INADEQUATE I. EXECUTIVE SUMMARY EQT ACTION STEP RICE TEAM COMMENTARY Promoted Robert McNally from CFO to CEO Inside game . We are skeptical that – across the entire energy sector – the best CEO for EQT happened to work already at EQT as CFO, especially because the company needed an operations expert, not financial wizardry. EQT bought back $500 million of stock Left hand, meet right hand . McNally, then EQT’s CFO, executed upon a large share buyback just weeks before the stock predictably plummeted on news of EQT’s performance shortfalls. Either EQT’s executives did not know what was happening in the field or they made a horrible capital allocation decision. Refreshed the Board with Pittsburgh friends and business associates Business as usual. With EQT’s spin of its midstream business in November 2018, EQT had a chance to add much needed energy operating experience to its Board. Instead, amidst the operational meltdown, the Board added three directors who had no energy experience but who were close business associates of incumbent directors. Rejected the help of the Rice Team Proud as a peacock. Several large shareholders asked the Rice Team to help EQT; the Rice Team offered to help, without strings. But EQT’s Board and CEO refused their assistance , seemingly too proud to take input from some of the best operators in the Appalachian Basin. Launched a “Target 10% Initiative” cost cutting plan Round number, round thinking . This generic cost cutting program lacks the sharp specificity shareholders should demand and, even if successful, would still leave EQT with the highest costs among all Appalachian Basin natural gas producers. EQT has failed to respond effectively to 2018’s severe performance shortfalls and operational chaos 11

NEVERTHELESS, EQT IS TRYING TO CONVINCE SHAREHOLDERS THAT ALL IS WELL I. EXECUTIVE SUMMARY EQT CLAIM RICE TEAM COMMENTARY EQT has transformed itself into a “free cash flow machine” Short - lived benefits. EQT delayed its annual meeting and then engineered a temporary improvement in FCF by pulling back on growth investments. At current natural gas strip prices, EQT’s 2019E and 2020E upstream free cash flow is negative. Operational results are substantially better in 2019 on a year - over - year basis No prize for last place. EQT remains the least efficient natural gas producer in the Appalachian Basin, with costs 20 - 30% higher than peers. Doing slightly less - bad compared to last year is nothing to be proud of. EQT is now one of the lowest cost producers of natural gas Misleading math. EQT is excluding more than $300 million in costs it capitalizes from its well costs. Goldman Sachs, EQT’s financial advisor, has publicly stated EQT is the highest cost producer . EQT expects to generate billions in future FCF Shaky foundation makes for an unstable house . EQT’s guidance assumes the futures market is wrong about natural gas pricing and that pricing will be higher than the market expects. That is a bad foundation on which to build a business plan. EQT has misled shareholders and is seeking to tout performance improvements that are illusory 12

EQT NEEDS PROVEN LEADERSHIP AND A REAL TRANSFORMATIVE PLAN I. EXECUTIVE SUMMARY To realize EQT’s potential of being a sustainable, low - cost provider of natural gas, EQT needs proven leaders ▪ EQT can be a modern, technology - enabled, sustainable energy producer ▪ Requires a transformation of the “operating system” – Small tweaks and cost cuts will not optimize the structure and efficiency of the organization – An experienced leader is required to transform the culture and business processes ▪ Toby Rice has led such a transformation before ▪ Toby Rice is the right CEO for EQT – One of the best records in Appalachian Basin – Unlike Mr. McNally, Toby Rice is an experienced operations leader with a proven record of using technology and innovation to drive costs lower – Focused on people, process and planning ▪ Lowest drilling costs in Appalachian Basin ▪ Highest well production in Appalachian Basin ▪ Dramatic stock price outperformance ▪ Innovations and cost structure that future - proofed the balance sheet and business from price declines TOBY RICE’S PERFORMANCE AT RICE ENERGY ▪ Co - Founded Rice Energy in 2007 ▪ Served as Chief Operating Officer ▪ Sold the Rice public companies for > $10 billion ten years later Facing declining natural gas prices, Toby Rice led Rice Energy’s transformation in 2015 - 16 through dramatic changes to organization, technology and operations Rice Energy’s transformation resulted in: 13

WE HAVE NOMINATED SEVEN OUTSTANDING DIRECTORS I. EXECUTIVE SUMMARY NOMINEE PRINCIPAL EXPERIENCE UNIQUE CONTRIBUTIONS LYDIA BEEBE Former Corp Secretary, Chevron ▪ Expertise in public company governance in the context of the energy industry ▪ Commitment to shareholder engagement and transparency LEE CANAAN Energy Investor and Consultant ▪ Knowledge of geology/geophysics, natural gas drilling and operating techniques ▪ Investor perspective, with deep understanding of the energy industry KATE JACKSON Energy Consultant, Former CTO ▪ Expertise in transforming businesses with technology ▪ Commitment to sustainable business practices JOHN MCCARTNEY Former President, US Robotics ▪ Experience serving on nine public company Boards ▪ Financial reporting and accounting expertise DANIEL RICE Former CEO, Rice Energy ▪ Former Chief Executive Officer of Rice Energy ▪ Currently serves on EQT’s Board TOBY RICE Former COO, Rice Energy ▪ Founder and COO of Rice Energy ▪ Driven operator focused on efficiency, capital allocation and culture HALLIE VANDERHIDER Former President, Black Stone Minerals ▪ Financial and operating executive in the energy business ▪ Capital allocation and capital efficiency in developing energy and natural resource assets A reconstituted Board that will install Toby Rice as CEO and implement a new plan is critical for EQT’s transformation ▪ Our nominees were chosen with the help of a nationally recognized board recruiting firm ▪ Nominees have complementary skills and share a commitment to value creation ▪ We believe the resulting Board would be the most experienced, diverse and capable board in the upstream business 14

THE RICE TEAM HAS A DETAILED TRANSFORMATION PLAN TO CREATE VALUE I. EXECUTIVE SUMMARY CATEGORY PROBLEM TODAY SOLUTION ORGANIZATION Vertical, uninspired and restricted employee base • Ensure we have the most qualified people • Build culture to align with vision • Structure workforce to ensure accountability and collaboration TECHNOLOGY Outdated systems/ spreadsheets • Digitally connect workforce to streamline “Insight to Action” • Leverage oilfield tech to evolve field operations • Unleash innovation at scale OPERATIONS Chaotic scheduling, poor well design. Scale used as a crutch • Effective planning to execute large - scale development projects • Execute proven well designs on time and on budget • Leverage EQT’s scale to lower per unit costs ▪ Generate an incremental $500 million of free cash flow per year (the “Incremental $500 mm per year of FCF”) (1) ▪ Creates sustainable business and stable balance sheet even if natural gas prices decline ▪ Establish Evolution Committee to implement 100 - day plan and ensure a smooth transition Three primary initiatives will lower well costs to levels achieved by Rice Energy and EQT’s peers today (1) The Rice Team plan would generate an incremental $500 mm in free cash flow above the company’s announced January 2019 FCF gu idance. 15

VALUE GENERATING IN 2019 WITH FULL BENEFIT REALIZED BY 2021+

I. EXECUTIVE SUMMARY

We are taking a methodical approach to create a sustainable EQT



RICE TEAM
EVOLUTION COMMITTEE
• Bring in Rice Team
• Implement 100 Day plan
• Enhanced front line leaders pushing field performance
• Entire organization prepping logistics for large scale projects
• Large scale projects hit schedule
• Technology fully implemented
• Massive efficiencies realized
EQT 2019 Rate of Change
EQT Target 10%
COSTS
Peers
Sustainable cost cutting initiatives above base Rice plan in 2021+
2019
2020
2021

16

RICE TEAM

THE RICE PLAN PROVIDES A REASON TO OWN EQT STOCK

I. EXECUTIVE SUMMARY

Incremental $500mm of FCF per year by lowering well costs to levels achieved by Rice Energy and peers

FREE CASH FLOW YIELD ACCRETION(1)

- If Rice Team operated EQT's asset base… *free cash flow yield increases to **~19%***

EQT 2019E Free Cash Flow Yield


19%
8%
EQT
Rice Team

NET ASSET VALUE ACCRETION(2)

- If Rice Team operated EQT's asset base… *NAV per share increases **~60%***

Net Asset Value ($/share)


$32
$20
EQT
Rice Team

Cycle of Value Creation: More free cash flow to buyback stock with ~60% higher intrinsic value under Rice Plan and repay debt

1. Assumes EQT stock price of $18/sh. EQT estimates $350mm of free cash flow in 2019 as of January 2019. Rice Team assumes an incremental $500mm of free cash flow per year above EQT January 2019 guidance.
2. EQT NAV per Wall Street Research. Rice Team NAV accretion assumes Rice Team lowers wells costs to $735/ft in PA-Marcellus, $967/ft in WV-Marcellus and $1,039/ft in OH-Utica.

17

RICE TEAM

OFFER OF ASSISTANCE MET WITH DELAY, DISDAIN AND DISMISSAL

I. EXECUTIVE SUMMARY

2017

June 19
EQT announced Rice Energy merger

November 13
EQT closes Rice Energy merger

December 13
EQT announced $1.9 billion in potential well cost synergies, $2.5 billion in total base synergies and a potential $7.5 billion in synergies over ten years

2018

October 25
EQT announced disappointing Q3 earnings

EQT announced Robert McNally as CEO and other internal executive promotions

October 25
EQT removed all references to synergy cost reductions in its investor presentation materials

October
EQT shareholders ask Rice Team to take a more active role in addressing EQT's performance

November 15
Toby Rice met with Jim Rohr, EQT's Chairman to discuss EQT's performance and offered his assistance

November 27
Toby Rice met with Robert McNally to discuss EQT's performance and Toby Rice's offer of assistance.

McNally promised to discuss Toby Rice's offer with the Board and get back to him with a response, but never did until after the Rice Team went public with its performance improvement plan

December 10
Toby and Derek Rice issued a letter and presentation detailing the Rice Team's plan to generate an incremental $400 to $600 million of pre-tax free cash flow per year above EQT's current plan

December 11
EQT's stock increased by 10.2%

2019

January 7
EQT issued a letter to shareholders announcing expected workforce reduction cost savings of $50 million

The letter did not mention EQT's previously anticipated potential synergies of $1.9 billion in well cost synergies, $2.5 billion in total base synergies and a potential $7.5 billion in synergies over 10-years

January 15
The Rice Team met with the Board, EQT's executive team and certain of EQT's advisors and presented a plan for turning around EQT

January 22
EQT announced it has identified $100 million in annual cost saving (including the previously announced $50 million in restructuring savings)

EQT also announced a "Target 10% Initiative" to identify further cost reduction opportunities

EQT announced a search for an external COO

February 5
The Rice Team released a presentation outlining its plan to deliver $500 million in incremental free cash flow per year

The Rice Team hosted a public conference call, which was attended by over 700 participants, outlining the Rice Team's plan

March 21
The Rice Team nominated 9 candidates for election to the Board

May 8
EQT announced 3 new director candidates for election to the Board and the retirement of 3 incumbent directors at the annual meeting

May 16
The Rice Team revised its Board slate from 9 to 7 nominees following EQT's decision to remove 3 long-tenured directors, including its Chairman

May 20
The Rice Team filed its definitive proxy statement with the SEC

18

RICE TEAM

EQT’S PLAN JEOPARDIZES EQT’S CRITICAL ROLE IN NATURAL GAS I. EXECUTIVE SUMMARY ▪ Fueled by the shale revolution, the US has emerged as the world’s dominant producer of energy – Natural gas is cost competitive with coal and emits 50% less CO 2 when burned to generate power ▪ EQT is the largest domestic natural gas producer – Collectively, the Appalachian Basin produces nearly 40% of the US supply – The health of EQT and other Appalachia operators is required to maintain low - cost natural gas both domestically and to the rest of the world ▪ EQT’s plan is predicated on higher natural gas prices – higher than markets anticipate – This pricing assumption creates a lack of cost discipline that jeopardizes EQT’s future and balance sheet – The only way to ensure EQT can be a source of low - carbon, inexpensive energy is to ensure EQT establishes low operating costs and sustainable business practices ▪ The Rice Plan is focused on ensuring EQT has a sustainable business that can operate in all pricing environments – The Rice Plan transforms EQT into a low - cost provider, guarding the Company’s balance sheet and the nation’s natural gas supply – An important side benefit is that operational efficiencies also lower environmental impact, by reducing truck miles, and energy consumption in the drilling process Source: EIA 19

MAJORITY BOARD CHANGE IS NECESSARY TO IMPLEMENT THE RICE PLAN I. EXECUTIVE SUMMARY EQT urgently needs new leadership, which can only be achieved with a majority change in the Board ▪ EQT’s Board accepts failure to achieve Rice Energy synergies , resists real change and maintains low expectations - With the drop in natural gas prices, it is critical that EQT expeditiously reduce its cost structure and adjust its processes to ensure sustainability and profitability - EQT has made clear that the incumbent Board will not support the Rice Team or true transformational change ▪ Supporting less than all seven Rice Nominees will not guarantee a change in leadership or strategic direction - Rice Energy had minority representation on the board before and EQT failed to adapt - The only way to implement the Rice Plan is to elect a new majority to the Board ▪ If the Rice nominees are elected, they have committed to enhance EQT’s corporate governance to allow shareholders to hold the new Board accountable ▪ The Rice Team’s highly qualified nominees are prepared to urgently adopt the Rice Plan and provide strong, independent oversight 20

THE CLEAR CHOICE FOR SHAREHOLDERS

I. EXECUTIVE SUMMARY

RICE TEAM

- ✓ **TEAM: Highly qualified and experienced team**
  - Successful, experienced senior leadership, including Toby Rice
  - #1 Appalachia stock performer: 95% outperformance vs peers [1]
- ✓ **PLAN: Proven and executed successfully before**
  - Operational model formulated through years of developing this exact asset
  - Successfully implemented at Rice Energy, an industry leader in Appalachia
- ✓ **TRACK RECORD: Peer-leading results**
  - Basin leading costs and well productivity
  - Averaged $790/ft for 8,800' PA-Marcellus laterals last 6 quarters and ~$700/ft for 11,000' laterals

Offering Targets that We Have Exceeded in the Past with Identified Opportunities for Further Upside

EQT

- **TEAM: Legacy EQT leaders who have not delivered**
  - CEO lacks operational experience
  - New COO has virtually no experience with these assets
- **PLAN: Untested and lacks supporting evidence**
  - Working toward "manufacturing mode" for 2-years with no meaningful progress
  - Despite intentions to do better, little evidence of capability to do so
- **TRACK RECORD: No improvement to well costs**
  - $10bn in acquisitions to enable long laterals. No cost benefits realized
  - Averaged $1,250/ft for 12,000' PA-Marcellus laterals in 2018

Offering Aspirational Goals It Has Failed to Achieve and that Are Below Peers

1. Peers include: AR, COG, CNX, EQT, RRC, GPOR.

21 RICE TEAM

INVESTORS AND ANALYSTS HAVE WELCOMED OUR INVOLVEMENT I. EXECUTIVE SUMMARY Like many shareholders, we have been disappointed in the current management’s poor execution and are excited about the prospect of Toby Rice and the Rice Team returning to lead the Company and deliver the performance improvements shareholders deserve … We support the Rice Team because they are seasoned operators with a proven track record of delivering peer - leading results on the exact assets that EQT owns today. Our sentiment appears to be widely held among shareholders.” 1/11/19 [there is] overwhelming support of the Rice proposal as it relates to necessary improvements in capital efficiency.” 1/14/2019 Rice’s case for change is strong .” 3/21/19 Permission has not been sought or obtained for the use of quotes. We are intrigued by the Rice team’s mode of activism as it is a campaign that is mostly driven on measured, operational metrics and corporate data rather than questionable assumptions of outside investors who may not be invested for the long haul.” 4/9/19 I agree fully with the Rice plan released today … Change is needed in the EQT boardroom and Toby Rice is a true operator and the best person to help the company capture the full value of the asset base." 3/21/19 Steve Schlotterbeck, former CEO, EQT 22

VOTE THE WHITE UNIVERSAL PROXY CARD TO TRANSFORM EQT I. EXECUTIVE SUMMARY The directors we support would constitute a well - rounded, experienced Board to lead EQT ENERGY EXPERIENCE EXPERIENCE WITH BOARD ROLES Public Board Experience Other Than EQT General Upstream Operating Experience Audit Comm Comp Comm Gov Comm RICE NOMINEE LYDIA BEEBE ✔ ✔ ✔ ✔ ✔ ✔ LEE CANAAN ✔ ✔ ✔ ✔ ✔ ✔ KATE JACKSON ✔ ✔ ✔ ✔ JOHN MCCARTNEY ✔ ✔ ✔ ✔ ✔ DANIEL RICE IV ✔ ✔ ✔ TOBY RICE ✔ ✔ ✔ HALLIE VANDERHIDER ✔ ✔ ✔ ✔ EQT NOMINEES WE SUPPORT Philip Behrman ✔ ✔ ✔ Janet Carrig ✔ ✔ James McManus ✔ ✔ ✔ ✔ ✔ Anita Powers ✔ ✔ ✔ Stephen Thorington ✔ ✔ ✔ ✔ ✔ ✔ 23

SUMMARY: WHY CHANGE IS URGENTLY NEEDED ▪ EQT is a perennial underperformer – Negative 48% TSR since the Rice Energy merger (1) and trading at a 10 - year low – The highest cost operator in the Appalachian Basin ▪ EQT’s purported improvements are incremental and not long - term or sustainable – EQT’s claim of generating $300M of FCF comes primarily from a reduction in growth capex and not from long - term operational efficiency – EQT’s own 2019 2Q and 3Q guidance shows negative FCF ▪ EQT leadership lacks credibility and has misled shareholders – EQT has missed type curve every year and by ~20% on average since 2014 – Delayed 2019 annual meeting by three months to take advantage of reductions in growth capex and seasonal gas prices I. EXECUTIVE SUMMARY 1. From November 10, 2017 (close of Rice Energy deal) through December 9, 2018 (day before Rice Team engagement with EQT). ▪ The Rice Team are large shareholders and have been asked by other large shareholders to help the Company create value – The Rice Team are energy company operators – not activists – Have a detailed 100 - and 300 - day transformation plan to create sustainable value – Operated most of these assets at Rice Energy and led peers in stock performance, efficiency metrics and culture – Will generate an incremental $500M of free cash flow per year over EQT’s January 2019 guidance ▪ Majority board change is urgently needed – Minority representation has not worked in the past – EQT’s Board has resisted real change and accepts the status quo and low expectations, even as natural gas prices are dropping – Shareholders should elect a new majority to the Board who are prepared to urgently turn EQT into a modern, technology - driven energy producer Shareholders should vote the WHITE universal proxy card for proven transformational change 24

REALIZING EQT’S POTENTIAL II. RICE ENERGY’S SUCCESS

RICE ENERGY: BUILT A NEW MODEL FOR OIL & GAS PRODUCTION

II. RICE ENERGY'S SUCCESS

RICE ENERGY

RMP RICE MIDSTREAM PARTNERS

NYSE

EQT

eqm midstream partners, lp

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Rice Energy founded by Toby Rice and his brothers with $10M		Established 800-acre position in Washington County, PA	Drilled first horizontal well			Expanded acreage position to the Utica shale in OH	Took Rice Energy and Rice Midstream Public on NYSE	Drove tech / culture transformation; lowered costs by 30% in wake of commodity price decline		Sold Rice Energy to EQT for $8.2B	Sold Rice Midstream Partners to EQM Midstream for $2.4B

- **Rice Energy and Rice Midstream Partners**
  - 2 publicly-traded companies on NYSE
  - 575 employees + 5,000 contractors
- **Assets Accumulated and Managed**
  - 275,000 acres of core assets
  - 2.0 Bcfe/d gross/1.4 Bcfe/d net of production
  - 350 miles of pipelines in midstream operations
- **Rice Revolutionized the Shale Generation Era**
  - Leading well costs/productivity in every county
  - Leading shareholder returns in Appalachia; #3 in entire industry
  - Leading contributor to natural gas growth in the US
  - Ranked best place to work in Pittsburgh

Faced With Declining Gas Prices



Rather than simply cut capex investments and reduce headcount, Toby Rice proactively led a technology-driven operational transformation that fundamentally improved the company's cost structure and drastically improved production efficiencies to industry-leading levels

26

RICE TEAM

RICE COMPANIES CREATED SHAREHOLDER VALUE WHILE PEERS DID NOT Both Rice Energy and Rice Midstream significantly outperformed their respective peers -70% -50% -30% -10% 10% 30% 50% 70% Date 10/08/14 06/26/15 03/15/16 11/29/16 08/17/17 Rice Peers EQT XOP +40% - 29% - 54% - 44% 31% - 11% - 19% - 4% -25% -15% -5% 5% 15% 25% 35% Rice Midstream Antero Midstream EQM Midstream CNX Midstream * Source: FactSet. Peers include CNX, RRC, AR, COG, GPOR, EQT. Total return for Rice calculated from IPO (1/24/2014) until sale to EQT (11/10/2017) ** Source: FactSet. Total Return from Rice Midstream IPO (12/16/2014) until sale (7/23/2018). TSR for Antero is from its firs t p ublic trade on May 4, 2017. RICE ENERGY TOTAL SHAREHOLDER RETURN* RICE MIDSTREAM TOTAL SHAREHOLDER RETURN** RICE II. RICE ENERGY’S SUCCESS 27

MODERN, DIFFERENTIATED APPROACH LED TO RICE ENERGY’S SUCCESS CHANGE MANAGEMENT Embraced change without compromising compliance and continuity Seeking Excellence Upgraded components of our operating model continuously and were always evolving Compliance Ensured effective controls on our business and proactive management of risk Continuity Focused change on value creation and managed transparently through technology OPERATIONAL We maximized the capital efficiency of our operations Development Planning Deployed proven well designs across an efficient schedule set for large scale development Execution Delivered best - in - class well economics on schedule, on budget, and on design Scale Leveraged our contiguous leasehold, infrastructure and activity levels to lower unit costs TECHNOLOGY We had technology that produced results and drove sustainability Digital Digitally connected our workforce and assets to streamline “Insight to Action” Oil Field Leveraged oilfield technology to achieve the best operational performance in the field Innovation Effectively unleashed innovation at scale to evolve our business ORGANIZATION We had a team that produced peer leading results People Attracted, retained and promoted the right people to ensure effective leadership and staff Culture Aligned teams with “what” we do, “how” we do it, and “who’s” doing it Structure Structured our workforce to ensure accountability, functionality and collaboration II. RICE ENERGY’S SUCCESS 28

Analytics Traditional Reporting Line Digital Workflow RICE ENERGY WAS A PIONEER IN DIGITALLY ENABLING ITS WORKFORCE ACQUIRE LAND AQCUIRE PERMIT DRILL FRAC PRODUCE GATHER TO SALES The Field RESULTS ACQUIRE LAND AQCUIRE PERMIT DRILL FRAC PRODUCE GATHER TO SALES GOALS GEOLOGY RESERVOIR EHS FINANCE ACCOUNTING IT HR MARKETING OPERATIONS LAND CIVIL DRILLING COMPLETIONS PRODUCTION MIDSTREAM PROJECT DEPARTMENTS Integrated Workflows • Radical Transparency • Clear Accountability • Teamwork Barriers Eliminated (100% Mobile) SUPPORT DEPARTMENTS Integrated Quality Controls • Holistic Decision Making • Massive Productivity • Ultimate Scalability II. RICE ENERGY’S SUCCESS 29

TRACK RECORD OF DOING WHAT WE SAY WE’RE GOING TO DO Rice Energy consistently achieved production and cost targets and improved results, while ramping production 5x Note: 2017 statistics. EQT acquired RICE on November 13, 2017 and as a result, RICE’s last reported quarter was 3Q17. For pur pos es of calculating net production in 2017, assumed 4Q production was flat to 3Q (highly conservative), for calculating 2017 LOE, assumed the 9 months ended 2017 on a $/mcfe basis (note LOE was trending down on $/mcfe quarter over qu art er) and for 2017 Marcellus D&C, averaged the last 6 quarters of D&C costs per foot. 285 460 720 1,323 274 552 831 1,375 2014 2015 2016 2017 Guidance Actual $0.38 $0.29 $0.24 $0.17 $0.26 $0.22 $0.16 $0.15 2014 2015 2016 2017 Guidance Actual $1,333 $1,250 $1,150 $875 $1,270 $1,220 $800 $790 2014 2015 2016 2017 Guidance Actual NET PRODUCTION (MM cfe/d) LEASE OP. EXPENSES ($/ mcfe) MARCELLUS WELL COSTS ($/ ft) We are impressed with its historic execution and planned production growth. 2/24/2017” We view Rice as a low cost operator in the basin . 6/16/15” II. RICE ENERGY’S SUCCESS Permission has not been sought or obtained for the use of quotes. 30

15 25 26 30 39 40 CNX EQT SWN RRC AR RICE MODERN APPROACH LED TO PEER LEADING OPERATIONAL RESULTS 1. Source: RigData as of 12/31/18. 2. Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered from a wel l, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environmen t. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. 2.4 2.4 2.2 1.9 1.6 1.6 2017 AVERAGES: YEARLY WELLS DRILLED PER RIG (1) 2017 MARCELLUS WELL PRODUCTIVITY (2) 5.0 4.5 3.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 II. RICE ENERGY’S SUCCESS EUR (Bcfe/1K’) 31

RICE ENERGY CONTINUOUSLY INNOVATED TO DRIVE WELL PRODUCTIVITY ▪ In 2016, Rice Energy’s median Marcellus EUR of 2.0 Bcfe/1K’ was peer - leading ▪ After evaluating impact of parent/child relationships, modified well design and scheduling ▪ Deployed an innovative, yet measured, science program to increase well productivity by ~20% 2.0 2.4 2016 2017 RICE WELL PRODUCTIVITY (1) Rice’s well design currently outpaces peers .” 2/18/15 We like Rice’s approach to finding the optimal well completion design / production profile .” 6/16/15 Rice continues to generate among the best Appalachian wells as judged by 1 - 3 year individual cumulative well production .” 12/27/16 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 EUR (Bcfe/1K’) 20% Increase II. RICE ENERGY’S SUCCESS Note: Permission has not been sought or obtained for the use of quotes. 1. Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered from a wel l, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environmen t. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. 32

RICE ENERGY WAS RECOGNIZED FOR ITS EXCEPTIONAL OPERATIONS Permission has not been sought or obtained for the use of quotes. Rice Energy is one of the most efficient producers on the Marcellus and has quickly started to generate some of the most economic Utica wells.” July 14, 2015 Rice is a technical leader in the Appalachian basin….” Mar 22, 2017 Rice has been a favorite name of ours…mainly due to management’s adaptive technology mindset and acreage position. Whether at the drillbit, completions, or reservoir pressure management, Rice typically led the way in Appalachia.” Sept 27, 2016 From a technical standpoint, the company has been at the forefront of higher proppant loads, restricted chokes, and lateral placement.” Mar 22, 2017 Rice continues to excel at operational efficiencies, cost reductions, technical expertise and improving price realizations.” May 5, 2016 The implementation of industry - leading completion techniques has produced top tier recoveries.” April 5, 2017 Transfer of best practices shows early gains…within a very short life as a public company, Rice has developed into a prolific Appalachia operator.” May 27, 2015 Rice Energy stands at the forefront of maximizing reservoir stimulation and recoveries through best in class well and completion design...” Mar 16, 2015 Rice is much further along the technical learning curve for well innovation compared to peers.” May 3, 2017 RICE assets generating returns among the best in Appalachia…The company has been an early adopter of new services and techniques in a continual effort to reduce its marginal cost of supply and boost project economics.” Dec 9, 2015 II. RICE ENERGY’S SUCCESS 33

RICE WAS APPRECIATED BY THE COMMUNITY AND EMPLOYEES * Two Executives Named Washington County, PA Source: Glassdoor reviews “[Toby Rice and I] developed a friendship. I don’t even know if it was a friendship. I would just give him a call and see if he had time to talk. … To the Rob McNallys, we’re just a name on a check.” — Landowner, Pittsburgh Post Gazette, March 10, 2019. “Executive team kept in touch with the lowest contributor even when Company was growing immensely. Built a culture unseen in the industry.” — Glassdoor Review, October 2018. “Data driven, logical, meritocracy with focus on technology and innovation.” — Glassdoor Review, March 2018. “Great work environment and culture. Departments and teams are not set up in a silo style. Lots of department collaboration. ... Just a great place to work.” — Glassdoor Review, October 2017. II. RICE ENERGY’S SUCCESS Permission has not been sought or obtained for the use of quotes. 34

WALL STREET RECOGNIZED RICE ENERGY’S EXTRAORDINARY PERFORMANCE Results for … RICE … throttled our estimates … Well done Rice team, well done .” 11/2/17 Transaction is a fitting finale for RICE, whose management team has navigated from its 2014 IPO to accumulating a massive 252k net acre position and producing nearly 1.3 Bcfe/d of net production in Appalachia… Agreement [EQT merger] is a clear positive for shareholders of RICE, which has remained a favorite in the gas space.” 6/20/17 Since its IPO Rice has outperformed its peers by 67% ....The company quickly adopted a data - driven approach to operations, and there have been very few performance sidesteps.” 12/15/17 RICE has a strong track record of value creation via upstream volume growth, acreage acquisitions, technology deployment, and midstream investments since the Jan 2014 IPO.” 6/14/17 [W]e struggle to find things to pick apart [at Rice].” 3/22/17 Rice continues to impress as operational performance, cost reductions… positions the company better than many of its peers.” 5/9/2016 II. RICE ENERGY’S SUCCESS Permission has not been sought or obtained for the use of quotes. 35

REALIZING EQT’S POTENTIAL III. CHANGE IS WARRANTED AT EQT

REALIZING EQT’S POTENTIAL III.A EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE

RICE/EQT TRANSACTION PROMISED $10BN OF MERGER SYNERGIES ▪ EQT announces acquisition of Rice Energy for $8.2bn (June 19, 2017) – 37% premium to Rice Energy per - share price ▪ Strategic Rationale: – Sizable transaction of high - quality core acreage – EQT becomes the largest U.S. Natural Gas producer ▪ Synergy potential of up to $10bn primarily based on: – Longer laterals that should drive down per - foot well costs – Incorporate Rice Energy best practices to improve efficiencies and productivity • In 2017, Rice Energy EURs were 50% higher and drilled for 20% cheaper than EQT III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE “Management states that the merger with RICE and the adoption of best practices in the upstream business developed by [RICE] would create one of the lowest cost producers in the sector and allow the company to increase the longevity of its assets.” — ISS Report, November 6, 2017 EQT SOLD THE DEAL TO ITS SHAREHOLDERS ON THE BASIS OF RICE ENERG Y VALUE ADD: Permission has not been sought or obtained for the use of quotes. 38

EQT’S $2BN CAPITAL EFFICIENCY SYNERGY BASED ON LONGER LATERALS ▪ Same amount of horizontal feet developed with fewer – Wells – Pads – Production facilities ▪ Field efficiencies sky rocket III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE Longer laterals can reduce per foot well costs by 20% 6,000’ 6,000’ PRE - DEAL The Merger Advantage 12,000’ POST - DEAL Expectation: $700/ft* *Including ALL costs (pads, facilities, capitalized costs) 39

EQT TERMINATED ALL OF RICE ENERGY’S SENIOR LEADERSHIP III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE CAO EVP Exploration CIO COO Drilling Drilling Completions Completions Production Production Land Land Permitting Permitting Asset Performance Asset Performance Ops Scheduling Procurement IT IT HR HR Safety Safety Marketing Marketing Finance / Corp Dev Finance / Corp Dev CEO Midstream GC CFO Highest ranking Rice Energy employee retained*: Director of IT Rice Employees Terminated Rice Employees Retained & Demoted VPs Directors Executives Rice Employees Retained *Director of IT quit after 4 months, Director of Permitting quit after 6 months “EQT indicated that it would seek to retain key RICE employees who can help with the improvement of EQT’s operations.” — ISS Report, November 6, 2017 EQT prioritized loyalty to its incumbent managers, despite their inferior track records Permission has not been sought or obtained for the use of quotes. 40

FAILURE TO INTEGRATE RICE ENERGY APPROACH DAMAGED RESULTS III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE 28 26 25 25 23 25 28 29 43 40 27 23 0 5 10 15 20 25 30 35 40 45 50 2014 2015 2016 2017 2018 2019 EQT Rice Energy YEARLY WELLS DRILLED PER RIG Comparing drilling performance before and during the integration; Rice Energy’s edge was lost Rice Energy high - grades its own team / technology / org structure Rice Energy performance shown to then - CFO McNally over course of 5 months during integration EQT has erased all efficiency gains that Rice Energy had on its sites EQT picks its own team, fires entire Rice Energy drilling team Source: RigData. 41

ADVANTAGE OF LONGER LATERALS COMPLETELY LOST III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE $900 $900 $900 RICE Merger Increase to 12,000’ Lateral (1) 2018 2019 $1,250 $890 $1,095 $1,000 Inclusive of pads, facilities, capitalized overhead and other EQT 2018 well costs increased despite a 50% increase in lateral length. ‘19 costs imply merger synergies are lost Assumes 8,000 foot lateral (1) Per EQT April 2017 management presentation. (2) 2018 well cost estimate of $1,000/ft per McNally 3Q18 earnings conference call quote. $1,250/ft estimated by Rice Team to inc lud e all costs of development. (3) 2019 well cost estimate of $890/ft per EQT guidance as of January 22, 2019. $1,095/ft estimate estimated by Rice Team to incl ude all costs of development. (2) (3) 42

4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 $2.5bn of synergies hinged on incorporating best practices EQT WELL PRODUCTIVITY CLEARLY NOT INCORPORATING BEST PRACTICES ▪ EQT’s bottom tier well performance showed little improvement following the merger III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE 2.1 1. Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered from a wel l, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environment. All EU Rs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. ▪ The 2018 EQT wells designed and planned by Rice Energy generated EURs 15% higher than EQT’s planned and designed wells ▪ EQT did not incorporate Rice Energy’s well designs or planning into EQT’s wells 2017 2017 2016 EUR (Bcfe/1K’) 1.8 1.6 2.4 1.8 2018 2018 RICE AND EQT WELL PRODUCTIVITY OVER TIME (1) 43

REQUEST FOR PROPOSAL EQT PRIVATELY RECOGNIZED THE ISSUE AND TURNED TO CONSULTANTS ▪ “ We currently operate in a “siloed” fashion , with each operational group focused on their operations and logistics, and little consideration given to overall efficiency .” ▪ “ This ineffective structure was not as visible until the Rice acquisition concentrated our activity. We now face significant nonproductive time and expense . This model also increases the likelihood of both safety and environmental incidents .” ▪ “We realize this will not be easy and is a large lift for the Company. It will require a change in mindset and culture , with decision making becoming more centralized and less individualized. We also recognize we may not currently have the right skill sets internally to effectuate this undertaking .” III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE * Emphasis added. In July 2018, a member of EQT’s senior management sent an RFP to an operations management consulting firm seeking help to “ develop a plan for consistent and efficient supply chain and logistics management .” Source: Received unsolicited from service provider. 44

DESPITE THEIR CONFIDENCE, EQT COULD NOT AND DID NOT DELIVER RESU LTS III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE ▪ Despite unwavering confidence for the first six months of the year (and buying back $500mm of stock), EQT failed to obtain the benefits of the Rice Energy transaction – EQT’s old - school, manual approach to operations were overwhelmed by the increase in activity levels – EQT’s decision to treat the Rice transaction as an asset acquisition — i.e., by firing Rice’s leaders and mothballing Rice Energy’s technology — led to disastrous results ▪ Despite the acquisition of the best operator in the Appalachian Basin, EQT remains the highest cost operator with disorganized operations CONFIDENCE BORDERING ON BRAVADO IN 1H 2018… …ADMISSION OF OPERATIONAL FAILURES IN Q3 …robust pace and concentration of activity all placed stress on our supply chain, logistics and pad operations , increasing our CapEx…” October 2018 call At one point, we were running 12 frac crews, 15 rigs, and on a daily basis would have something like 500 trucks on the road . That's where we saw the tightness and the costs increased.” October 2018 call And so we expect that we're going to exceed the $1.9 billion of capital PV synergies by a reasonable amount , several hundred million dollars. So I'd say that we're well on track to deliver and exceed those synergies.” April 2018 call. I’m extremely pleased with the progress we have made during just three months and I look forward to continue to blend best practices, promote innovation and deliver best - in - class economic returns.” Feb. 2018 call. EQT failed to deliver on the promised efficiencies and synergies Source: EQT earnings conference call transcripts. Permission has not been sought or obtained for the use of quotes. - Rob McNally - Rob McNally 45

Q3 2018 RESULTS UNVEILED THE 2018 DISASTER III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE $15 $17 $19 $21 $23 $25 $27 $29 $31 $33 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Q3 Earnings Release * Source: FactSet., Adjusted for spin - off of Equitrans. EQT STOCK PRICE* EQT shares are down 40% this week as investors contemplate the new strategy. We think the largest investor concern is near - term visibility on significant FCF.” 10/26/18 [M]anagement is now in the penalty box and the market is now in show - me mode as it relates to the equity.” 10/26/18 [M]arket has lost execution confidence and will materially risk outlook. … Net, EQT firmly in penalty box.” 10/26/18 EQT clearly disappointed the market with its 3Q18 performance and updated 2018 outlook, committing the cardinal sin of reducing its volume outlook (4Q18 midpoint ~7% lower) while at the same time materially increasing capex (2018 development capital up ~14%). This was understandably punished by the market.” 10/26/18 [W]e think investors will be skeptical given the significant improvement implied and recent mixed operational performance.” 10/26/18 Permission has not been sought or obtained for the use of quotes. 46

EQT STANDS ALONE IN FAILING TO ACHIEVE BENEFITS OF CONSOLIDATION III. A. EQT FAILS TO EXECUTE RICE SYNERGIES & DESTROYS VALUE EQT uses scale as an excuse for higher costs. But, other operators are using consolidation to drive synergies. DATE BUYER SELLER TRANSACTION SIZE TIME SINCE MERGER RESULTS Feb ‘19 $7.7bn 4 months ▪ Eliminated $1mm of costs per well from Newfield levels Feb ‘19 $4.9bn 4 months ▪ Eliminated $500,000 of costs per well from Wildhorse levels ▪ Heading towards $1mm per well savings Feb ’19 $1.4bn 3 months ▪ Reduced well costs by 11% vs standalone companies Nov ’18 $9.2bn 6 months ▪ Reduced well costs by 10 - 15% from Energen levels ▪ Initiated $2bn stock buy back July ’18 $9.5bn 11 months ▪ 80% of development now “large - scale projects” Nov ‘17 $8.2bn 19 months ▪ Well costs higher than pre - merger ▪ No synergies other than firing RICE employees Source: Company filings. Transaction size includes assumption of net debt. 47

REALIZING EQT’S POTENTIAL III.B PERFORMANCE HAS LAGGED PEERS AND MARKET

DISAPPOINTING PERFORMANCE ACROSS ALL ASPECTS OF THE BUSINESS III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET EQT is a bloated, inefficient and old - line energy extraction company CATEGORY EQT PERFORMANCE Operational efficiency and productivity ▪ Bottom tier well productivity among peers ▪ Highest well costs among peers ▪ Poor planning has cost $250 mm in annual cash flow due to curtailment Protection of asset base ▪ EQT has let core acreage expire ▪ Private operators have leased this acreage ▪ Threatens EQT’s development plan Capital Allocation ▪ Billions of dollars of misallocated capital, mostly under McNally’s watch Safety and Culture ▪ Below - average TRIR statistics ▪ Company morale at all time low as evidenced by its low Glassdoor rating 49

EQT PRODUCTIVITY UNDERPERFORMS QUALITY OF ASSETS Across the same geologic footprint, EQT well productivity at the bottom of the class III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET 1. Source: Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered fr om a well, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price env i ronment. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology.2017 - 2018 TIL SWPA Dry Gas Tier I wells. AR and SWN not shown as peers do not have development in this geologic footprint. ▪ EQT’s well performance is far below peers ▪ EQT has failed to effectively test and innovate on completions and has consistently lagged its peers ▪ EQT had an “innovation center” that it suspended in 2017 and ultimately closed in 2018 – Rob McNally was responsible for the center – EQT failed to develop new successful techniques and completion protocols 2.4 2.2 1.7 1.6 ‘17 - ’18 SWPA DRY GAS CORE WELL PRODUCTIVITY (1) 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 EUR (Bcfe/1K’) 50

INDEPENDENT ANALYSTS AGREE: EQT'S WELL PERFORMANCE LAGGED RICE

III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET

Cowen independently assessed third-party data in an April 2019 report

"We conducted our own proprietary analysis of state well data in the PA Marcellus for both EQT and RICE in order to verify the credibility of the Rice team's claims regarding well outperformance. As shown in the figures above, we estimate that RICE's average completions not only outperformed EQT in 2017, but in 2015-2016 as well on a normalized ~10k ft. lateral basis, giving merit to their call for more intense completions. **In fact, we calculate that first 12-month cumulative production profiles were ~49% higher for RICE compared to EQT in 2017** which falls surprisingly close to the ~50% the team quoted in its materials. With that said, **we believe these results add credence to the Rice's claims regarding well productivity and reinforce the strong potential of EQT's quality asset base."**

COWEN

Oil & Gas Exploration & Production: Exploration & Production

EQT CORPORATION

COWEN
EQUITY RESEARCH

EQT Corporation
April 9, 2019

Fact Checking: RICE Wells Outperformed EQT with 50% Higher Recoveries in 2017

Figure 8 FY15 PA Marcellus Well Performance


MMcf/D
+27%
EQT
RICE

Figure 9 FY16 PA Marcellus Well Performance


MMcf/D
+26%
EQT
RICE

Figure 10 FY17 PA Marcellus Well Performance


MMcf/D
+49%
EQT
RICE

Source: Cowen Equity Research, April 9, 2019. Permission to use Cowen's charts and quote was neither sought nor obtained.

51

RICE TEAM

FAILED OPERATIONS: HIGHEST COST OPERATOR IN APPALACHIA ▪ Despite its core , consolidated acreage position and massive operating footprint, EQT is the highest cost operator in the Appalachian Basin – Goldman research estimates EQT converts acreage to production at a cost of >$3.00/mcfe – Current gas prices are $2.65/mcf – As a result, EQT trades at <4.5x TEV/EBITDA ▪ Range Resources well costs are in - line with Rice Team estimate for EQT III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET Source: Goldman Sachs research, May 17, 2019. Permission has neither been sought nor obtained for use of this report. Henry Hub supply cost of US PDP adds ($/mcfe) (x - axis) vs. 2020E TEV/EBITDA (y - axis). Bubble size is based on life of proved developed reserves 52

FAILED OPERATIONS: HIGHEST WELL COSTS ▪ EQT’s 2019E well costs are estimated to be $1,079 per foot, despite having longer laterals on average than peers ▪ When EQT calculates this metric, it fails to incorporate material capitalized costs, unlike peers ▪ Wolfe Research confirms Rice Team’s math: true costs per foot are highest in Appalachian Basin III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET Source: Wolfe Research, June 6, 2019. Permission to use the report was neither sought nor obtained. EQT’s drilling costs are higher than peers on an apples - to - apples basis EQT is omitting >$300mm of cash costs from all of its operational metrics 53

EQT HAS FAILED TO REDUCE ITS WELL COSTS ▪ Peers have consistently lowered their well costs every year III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET 1. Peers include AR, RRC and RICE (for years 2015 - 2017). Data per company presentations and earnings releases. Each peer’s cost is indexed to 100% given differences in how operators report well costs. Well costs compared on per foot basis. CNX and SWN excluded from analysis as comparable well cost data not provided before 2018. PEER WELL COSTS EQT WELL COSTS Since 2015 Down 36% Up 8% Since 2017 Down 6% Up 8% EQT’s well costs have risen, even as peers have substantially lowered their costs ▪ Peer well costs have declined due to the benefits associated with longer laterals and operational efficiencies ▪ Yet, EQT’s laterals have grown longer than peers ▪ We believe EQT’s costs are higher because of its ineffective planning and service costs that are higher on the spot market 108% 64% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% 2015 2016 2017 2018 2019 Well Cost Index PA and WV Marcellus Development 7,500 5,500 7,600 7,000 8,600 7,000 9,800 12,000 10,900 13,200 Peer Lateral Lengths EQT Lateral Lengths (1) EQT Well Costs Peers Well Costs (1) INDEXED WELL COST PERFORMANCE OVER TIME 54

EQT HAS FAILED TO EFFECTIVELY OPERATE ITS WORLD CLASS ASSET BASE

III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET

Across the SW Appalachian Basin, despite its core asset base, EQT's finding and development costs rank last

2018E WELL COSTS (1)

Marcellus well cost ($/ft)

34% above peer average


Peer Avg. $930/ft
$656
$873
$950
$1,241
$1,250
RANGE RESOURCES
CNX
Antero
SWN
EQT

÷

'17-'18 WELL PRODUCTIVITY (2)

EURs (Bcfe/1K')

16% below peer average


Peer Avg. 2.2 Bcfe/1K'
2.4
2.2
2.0
2.0
1.8
CNX
SWN
RANGE RESOURCES
Antero
EQT

=

ESTIMATED F&D COSTS (3)

F&D ($/mcfe)

58% above peer average


Peer Avg. $0.44/mcfe
$0.32
$0.37
$0.48
$0.58
$0.69
RANGE RESOURCES
CNX
Antero
SWN
EQT

1. Per Company filings adjusted to include capitalized costs.
2. Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered from a well, measured per one-thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3-Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environment. All EURs have been adjusted to reflect 50-year life consistent with EQT reporting methodology.
3. F&D = Finding and development costs. Well costs divided by EURs. Gross of royalty.

55

RICE TEAM

FAILED OPERATIONS: CHAOTIC RIG MOBILIZATIONS III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET 77 wells / 764,000’ Hz Drilled 240 miles of total rig moves Highly coordinated schedule 91 wells / 696,000’ Hz Drilled 881 miles of total rig moves Drill what is ready 25 Miles Per 80,000’ of Hz Lateral Drilled 100 Miles Per 80,000’ of Hz Lateral Drilled EQT’s rig mobilizations compared to RICE Source: Drilling Info, IHS. Marcellus Rigs: 43 Miles per 80k feet Utica Rigs: 8 Miles per 80k feet Marcellus Rigs: 100 Miles per 80k feet Statistics of 2017 Hz rigs tracked by DI Rig’s Tracked (5 rigs) (7 rigs) Patterson 296 Patterson 578 Patterson 294 Pioneer 72 Path of Rig Movements Examples Examples Chaotic rig mobilizations are a symptom of poor operational planning and lead to higher well costs ACTUAL RIG MOVEMENTS FROM DRILLING INFO 2017 CASE STUDY: H z RIGS TRACKED BY DRILLING INFO 56

FAILED OPERATIONS: 10% OF PRODUCTION BASE CURTAILED III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET EQT forced to curtail volumes because of lack of coordination and planning with midstream service provider ▪ Rice Energy never had these issues ▪ EQT’s peers do not have these issues ▪ Represents $250mm of annual cash flow (not included in Rice Plan free cash flow) – Fixing this operational problem alone could provide 70% upside to 2019 FCF ISSUES CAN BE SOLVED WITH EFFECTIVE PLANNING Source: EQT analyst presentation 57

EQT HAS FAILED TO PROTECT CORE LEASEHOLD POSITION III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET ▪ Competitors are actively leasing within known future - development areas, which jeopardizes operations ▪ Worse, EQT is letting core leases expire by simply failing to make extension payments. Competitors are picking up the pieces EQT Planned Laterals EQT acreage Private operator EQT acreage Private operator EQT acreage Private operator EQT is losing core leases every day because of their uncoordinated land, data and operations systems Source: https://pa.uslandrecords.com 58

EQT HAS FAILED TO ALLOCATE CAPITAL TO MAXIMIZE SHAREHOLDER VALUE

III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET

STRATEGIC INITIATIVE	YEAR	VALUE CREATION ATTEMPT	RESULT	MISALLOCATED CAPITAL
Upper Devonian Development	2015 - 2017	▪ Spends ~$1bn co-developing Upper Devonian above Marcellus ▪ Sells shareholders on "use it or lose it" concept	▪ Wells proved to be uneconomic ▪ Unintended "-15% impact" to underlying Marcellus wells (disclosed in 2019)	**~ $1.0bn** *McNally as CFO*
West Virginia Acquisitions	2016 + 2017	▪ Spends $1.8bn acquiring acreage in WV to lengthen laterals	▪ Company has drilled just ~10 wells on these assets [1] ▪ Laterals still less than 7000' in WV in 2019	**~ $1.8bn** *McNally as CFO*
Drilling Super Long Laterals	2018	▪ Puts 2018 capital budget at risk by drilling as many 18000' laterals as possible with no experience	▪ Massive operational issues + cost overruns ▪ Misses 2018 guidance on all fronts	**~ $500mm** *McNally as CFO*
$500mm Share Buyback	2018	▪ Buys $500mm of shares in August 2018 under the impression operations are fine	▪ October 2018, stock drops 35% after discovering operational issues that happened in 1H18	**$500mm** *McNally as CFO*
Holding ETRN Stake	2019	▪ Holds $1bn of ETRN stock instead of purchasing EQT stock and/or repaying debt	▪ EQT could retire 25% of its shares at current market prices	**Board Promotes McNally to CEO** **•$1.0bn** *McNally as CEO*

1. DrillingInfo and IHS.
Source: Rice Team Estimates

59

RICE TEAM

269 0 9 0 50 100 150 200 250 300 Legacy EQT Acreage 2016 Acreage 2017 Acreage EQT HAS FAILED TO INTEGRATE ITS WEST VIRGINIA ACQUISITIONS III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET Excludes Rice Acquisition Essentially no wells drilled on acquired acreage. May 2016 – Statoil • $407mm for 62,000 acres October 2016 – Transenergy • $513mm for 43,000 acres October 2016 – Antero • $170mm for 17,000 acres February 2017 – Stone Energy • $527mm for 53,000 acres Wells Drilled 5 Undrilled Permits 6 Undrilled Permits 344 Undrilled Permits Source: IHS, DI, EQT April 2017 Investor Presentation. Legacy EQT Acreage (613 wells) Drilled on New Acreage (9 Wells) Permitted on New Ac. (11 Wells) Activity Since Acquisitions EQT ACQUISITION HISTORY EQT DRILLING ACTIVITY $1.8bn in wasted capital used in acquiring assets in West Virginia under CFO McNally 60

EQT IS STRUCTURED AND OPERATES LIKE THE OLD - LINE COMPANY IT IS III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET And then mistakes happen … like purchasing $500MM stock without knowing of major operational issues Direct reporting used to communicate vertically Meetings used to communicate horizontally Emails is primary form of communication Email overload (and chaotic data exposure) Information hoarders (and bureaucratic controls) Endless meetings (and still not enough) All communication methods are “Closed Audience” Silos and Bottlenecks Sr. Leadership becomes disconnected How EQT Communicates How EQT Functions ACQUIRE LAND ACUIRE PERMITS DRILL FRAC PRODUCE GATHER TO SALES Downtown Office Physical Barrier Physical Barrier OFFICE WORK FIELD WORK Field Field Office Physical Barrier Physical Barrier 61

EQT HAS AN OLD - WORLD APPROACH TO ORGANIZATION AND CULTURE Source: EQT office image sourced from Codell Construction website ▪ EQT’s “traditional” organizational culture restricts innovation and performance ‒ Systems are designed for stability, making it slow to react to internal/external changes ‒ Authority is maintained centrally ‒ Problems take too long to solve, wasting time and resources ‒ Failure is a greater focus than success EQT’s executives dine at fancy clubs downtown, paid for by the Company, while non - executive employees are left to work in drab offices 62

EQT HAS FAILED ITS EMPLOYEES

III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET

EQT morale moving in the wrong direction


https://www.glassdoor.co
glassdoor
EQT Corporation Ratings and Trends
Overall 2.7
Culture & Values 2.4
Work/Life Balance 2.8
Senior Management 2.4
Comp & Benefits 3.6
Career Opportunities
40% Recommend to a friend
51% CEO Approval
30% Positive Business Outlook
25% Decrease
Overall Trend
3.7
3.4
3.1
2.8
11/2017 5/2018 11/2018
Overall Distribution
5 Stars
4 Stars
3 Stars
2 Stars
1 Star

- Most recent reviews are negative (1 star)
- Culture & Sr. Mgmt get lowest ratings
- Only 40% would recommend to a friend

"Management is terrible, horrible culture, no raises, low bonus, old company behind the times. Clean house and bring in good management with qualified people, not outdated people that don't want to change." *— Glassdoor Review, November, 2018.*

"Anyone who knows anything, about anything, finds a way to leave that place. **They do not care about employees and think that everyone is replaceable**, except directors and above..."*— Glassdoor Review, October 2018.*

"Horrible environment. I didn't feel valued by the company itself. Micromanagement and high turnover hurts morale, work/life balance, and creates a toxic environment. Not a team atmosphere between most departments, and a lot of uncertainty about management decisions." *— Glassdoor Review, August, 2018.*

"Avoid working here" *— Glassdoor Review, October, 2018.*

"Get rid of every single director and their direct reports! **I have never seen a more inept group of people."** *— Glassdoor Review, May, 2018.*

"There are so many cons that I'm sure I'm forgetting a lot. However, let's start with the "leadership". If you're not lifelong pals with a "leader" in the company or suck up to them, good luck making progress with your career...If you do speak up, be prepared to be retaliated against. ... HR is useless and their "leadership" seems to be the worst offender of creating a terrible workplace culture." *— Glassdoor Review, September, 2018.*

Source: Glassdoor reviews as of 4/1/19.
Permission has not been sought or obtained for the use of quotes.

63

RICE TEAM

EQT’S SAFETY CAN BE IMPROVED ▪ EQT’s formal safety program wasn’t launched until June 2018, 130 years after EQT’s founding – EQT’s safety function has historically reported to its General Counsel, not an operations executive ▪ EQT’s average annual TRIR of 1.3 for 2014 - 2017 meaningfully exceeds the industry average of 1.0 (1) ▪ In contrast, RICE’s safety culture and program led to industry leading TRIR III. B. PERFORMANCE HAS LAGGED PEERS AND MARKET 1. Latest data from the Bureau of Labor and Statistics (2017). 2. EQT data per CSR report. 1.1 1.5 1.4 1.2 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 2014 2015 2016 2017 EQT Industry Avg EQT TRIR Average Safety is a critical element of culture at any oil & gas business and EQT’s safety record is disappointing (2) 64

REALIZING EQT’S POTENTIAL III.C EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

EQT has consistently misled shareholders, including during this campaign

	EQT STATEMENT	THE FACTS
1	EQT has transformed itself into a Free Cash Flow Machine	▪ EQT has generated free cash flow in the last two quarters because it **reduced growth capex**. This is a capital allocation decision, not an indication of efficiency ▪ ~50% of EQT's 2019E and 2020E free cash flow is from temporary midstream dividends and tax refunds ▪ **At current strip gas prices, EQT's upstream free cash flow is negative in 2019 and 2020**
2	Operational results are substantially better year over year	▪ Comparing operational efficiencies in 2019 to 2018 to show YoY improvements when (i) 2018 was EQT's worst year and (ii) **peers are substantially better and represent a better comparison** ▪ Announces reduction in planned new wells to be drilled, citing efficiencies when, in fact, **Q1 2019 drilling performance was essentially in-line with previous year**
3	EQT is one of the lowest cost producers of natural gas	▪ EQT excludes >$300mm of costs from its stated "well costs" when comparing to peers[1] ▪ EQT has failed to achieve its type curve (well productivity) guidance in each of the last four years and had the gall to increase type curve guidance twice during that period (including after our engagement) ▪ EQT's claimed peer-leading LOE and G&A represent a tiny fraction of their overall cash costs ▪ **Goldman Sachs research: EQT is the highest cost operator** [2]
4	In Q2 2018, EQT said synergies from Rice Energy deal were being achieved	▪ 3Q18: $300mm capex miss, 5% production volume miss, $500mm stock buyback ▪ 2019 Plan: Same well costs per foot as before the RICE merger despite a 50% increase in lateral length ▪ **Translation: Synergies used to justify the Rice Energy merger aren't achievable by this team**

1. Source: Wolfe research report 6/6/19.
2. Source: Goldman Sachs research report 5/17/19.

66

RICE TEAM

HOW DOES AN E&P COMPANY GENERATE FREE CASH FLOW? ▪ Shale companies fight the production decline of their wells by drilling more wells ▪ Any E&P Company can generate Free Cash Flow by slowing development and producing its existing wells ▪ Investors, including the Rice Team, have called on E&Ps to slow growth and accelerate near - term Free Cash Flow III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE – 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 1/1/19 3/1/19 5/1/19 7/1/19 9/1/19 11/1/19 1/1/20 3/1/20 5/1/20 7/1/20 9/1/20 11/1/20 1/1/21 3/1/21 5/1/21 7/1/21 9/1/21 11/1/21 1/1/22 3/1/22 5/1/22 7/1/22 9/1/22 11/1/22 1/1/23 3/1/23 5/1/23 7/1/23 9/1/23 11/1/23 PDP Decline Maintenance Volumes Requires Capital Growth Volumes Requires More Capital TIME PRODUCTION 67

1 EQT'S FREE CASH FLOW IS A CAPITAL ALLOCATION DECISION

III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

- EQT's free cash flow generation is primarily due to a **reduction in growth capex**
- EQT is transitioning from a high-growth model to a low-growth model, largely because management has proven **incapable of operating at higher activity levels**
- **This is convenient** as this model fits the desires of E&P investors, including the Rice Team
- However, EQT should not take credit for generating near-term free cash flow as a result. **This is a capital allocation decision, not proof that the team is executing efficiently**
- At current strip gas prices, EQT's 2019E and 2020E free cash flow is significantly lower. Excluding temporary midstream dividends and tax refunds, **free cash flow is negative**

EQT FREE CASH FLOW SCENARIOS ($MM)

	2018A	2019E	2020E
Production Growth:	20%	5%	5%
Capex:	$2.8bn	$2.0bn	$1.7bn


$350
$300
$80
$60
($110)
($70)
($263)($263)
($543)
2018A
2019E
2020E
EQT Price Deck
At Current Gas Prices (1)
At Current Gas Prices, Upstream Only(2)

1. Free cash flow estimates adjusted for strip pricing as of 6/6/19 per Rice Team estimates.
2. Upstream only free cash flow estimates adjusted for strip as of 6/6/19 per Rice Team estimates. In 2018, excludes $280mm of midstream distributions per EQT earnings releases. In 2019, excludes $100mm of tax refunds and $90mm of ETRN dividends per EQT guidance. In 2020, excludes $50mm of tax refunds and $80mm of ETRN dividends per EQT guidance

68

RICE TEAM

EQT CANNOT RETURN CASH TO SHAREHOLDERS UNTIL 2023 AT CURRENT STR IP III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE EQT’s free cash flow drops nearly 50% at strip pricing (1) ▪ To achieve EQT’s stated leverage target of 1.5x, EQT would not return FCF to shareholders until 2023 ▪ Assumes monetization of ETRN ownership at YE19 $350 $300 $600 $700 $800 $79 $21 $375 $454 $603 – – – – $491 2.1x 2.4x 2.0x 1.8x 1.5x – 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x – $250 $500 $750 $1,000 2019 2020 2021 2022 2023 Free Cash Flow (EQT Guidance) Free Cash Flow (Current Strip Prices) Cash available for shareholders Debt/EBITDA 1. Free cash flow per EQT guidance adjusted to reflect strip pricing as of 6/6/19 per Rice Team estimates. Cash available for sh are holders assumes free cash flow at current strip prices is used to repay debt until EQT achieves 1.5x net debt / LTM EBITDA at which point it is assumed to be available for shareholders in the form of buybacks or dividends. Analysis excludes EQT ’s existing dividend ($0.12/sh, <1% yield per year). 2. Does not tie to previous page 2020E FCF of $60mm as ETRN stake assumed to be sold at YE19 and no ETRN dividends would be rece ive d. This is partially offset by a decrease in interest expense from using ETRN sale proceeds to reduce debt. (2) $80 69

III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

1 EQT'S NEAR-TERM FCF IS NOT A SIGN OF OPERATIONAL TURNAROUND

>50% of EQT's 2019E free cash flow is from temporary midstream dividends and tax refunds

- EQT has touted its 2019E free cash flow generation as evidence that it is improving operations
- The $160mm of upstream free cash flow is primarily a result slowing growth rather than driving down well costs
- Furthermore, EQT's guidance was set at prices ~10% above current strip prices. The Rice Team estimates EQT **would generate negative upstream free cash flow** in 2019 and 2020 at today's gas prices [2]

SOURCES OF EQT 2019E FREE CASH FLOW [1]


$100
$160
$90
Tax Refunds
Midstream Dividend
Upstream FCF

1. Source: EQT Guidance at EQT price deck.
2. Rice Team estimate

70

RICE TEAM

III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

1 PUTTING EQT'S 2019 FREE CASH FLOW IN CONTEXT

EQT would generate more FCF in 2019E if EQT's 2019 plan reduced cost structure to that of peers


FCF That Would Be Generated If EQT Matched Cost Structure of These Peers
$ in millions
$350
$525
$542
$584
$663
$792
$843
$857
EQT
EQT Target 10%
SWN Southwestern Energy
Antero Resources
CNX
MONTAGE RESOURCES
RANGE RESOURCES
RICE TEAM

Source: Rice Team estimates. Assumed 2019E peer well costs and applied to EQT development activity. Adjusted peer well costs to include pad and facilities to be comparable with EQT 2019 activity. Assumed EQT operating expense cost structure.

71

EQT CLAIMS IMPROVEMENTS, BUT ONLY BECAUSE OF EASY COMPARISON III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE EQT 2018 Actuals EQT 2019 Budget The World that EQT Lives In: Comparing EQT in 2019 to EQT of the past PEERS The World that EQT Should Live In: Comparing to Peers ▪ 2018 was the worst operational year by any company in Appalachia ▪ EQT’s bloated 2019 budget already assumes a 20% reduction in costs ▪ “Hitting” its budget still leaves EQT as the highest cost operator in the basin EQT Message to Shareholders: Costs are 25% lower than 2018 REALITY: Costs are 25% higher than peers and 25% higher than what is required to achieve the merger synergies RICE RICE If EQT’s 2019 activity levels were executed by peers, capex would be much lower PEERS EQT $1.4 Billion $1.4 - $1.6 Billion $1.9 Billion EQT says: “Look up here” 72

EQT’S “OPERATIONAL MOMENTUM” IS WILDLY OVERSTATED III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE 32 35 35 42 24 25 10 15 20 25 30 35 40 45 “I'm excited to update you on the significant progress that we have made in executing on the rigorous bottoms up operational plan that we announced in January. That plan is in action now with real operational momentum ” (Q1 2019 Earnings Call) ▪ EQT is claiming 20 - 25% improvements in operational efficiency, but it is not showing up in the results ▪ 1Q19 actual data shows a 4% increase in efficiency vs. 2018. ▪ EQT’s revised budget in April vs. January backs this up - 0% improvement in drilling costs - 3% improvement in completion costs ▪ At this pace, it would take EQT 4 years to hit efficiency levels achieved by Rice Energy in 2017. EQT 19 Actual EQT 2018 Rice Antero Cabot Range “ We operated with a high level of focus and efficiency during the first quarter” (Q1 2019 Earnings Call) Despite touting year - over - year improvements, EQT is still not performing close to peers WELLS DRILLED PER RIG YEAR Source: RigData. 73

EQT WELL COSTS EXCLUDE >$300MM OF ADDITIONAL COSTS ▪ EQT touts well costs below $900/ft to shareholders, claims in - line/bottom end of peer range ▪ Including all development costs, EQT is the highest cost operator in the basin in 2018 and 2019 III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE 1. Wolfe Research. Emphasis added (boxes and arrow). Permission to use the research was neither sought nor obtained. WHAT EQT PRESENTS THE FACTS (1) 74

EQT CONSISTENTLY FAILS TO HIT WELL PRODUCTIVITY GUIDANCE III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE Source: Measured by Estimated Ultimate Recovery (EUR). EUR is the amount of hydrocarbons that are expected to be recovered fr om a well, measured per one - thousand feet of lateral. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price env iro nment. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. SWPA Dry Gas Tier I, SWPA Dry Gas Tier II, WV Dry Gas Tier I only. 1.9 1.8 1.8 1.5 1.9 – 0.5 1.0 1.5 2.0 2.5 3.0 2014 2015 2016 2017 2018 2019 Actual Type Curve EUR (Bcfe/1K’) 11% miss 14% miss 17% miss 38% miss 20% miss EQT has missed their type curve every year since 2014 by an average of 20% ▪ Yet, EQT is raising their 2019 type curve by an additional 15% ▪ EQT has a credibility issue. Shareholders should be skeptical now, given the lack of performance in the past EQT ACTUAL PRODUCTIVITY VERSUS TYPE CURVE OVER TIME 15% increase in type curve 75

EQT’S LOE AND G&A METRICS DOES NOT MAKE EQT A LOW - COST OPERATOR III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE Source: EQT company filings and guidance. (1) Includes LOE, G&A and Capex. Capex spend is what matters ▪ LOE and G&A represent less than 15% of EQT’s controllable costs ▪ EQT’s “peer - leading” LOE and G&A are purely a function of fixed cost leverage from the EQT/RICE merger, not a sign of an efficient operator ▪ EQT’s well costs are the highest in the Basin which is ultimately why EQT is the highest cost operator EQT Claim: “EQT is a low - cost operator” EQT SPIN WHAT MATTERS EQT Controllable Cash Costs ($bn) (1) $0.1 $0.2 $2.0 LOE G&A Capex 76

EQT’S INVESTMENT BANKER SHOWS EQT AS THE HIGHEST COST OPERATOR ▪ EQT supply cost: $3.10/mcfe ▪ Long - term strip prices: $2.65/mcf III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE Henry Hub supply cost of US PDP adds ($/mcfe) (x - axis) vs. 2020E TEV/EBITDA (y - axis). Bubble size is based on life of proved developed reserves Source: Goldman Sachs research, May 17, 2019. Permission neither sought nor obtained. Goldman Sachs research indicates EQT is highest cost producer 77

III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE

4 McNALLY HAS A HISTORY OF HYPE FOLLOWED BY DISAPPOINTMENT


"All of our directional drilling, geosteering and drilling engineering is now done at our real-time operations center, or RTOC in Pittsburgh. Although in its early stages of implementation, this concept is already showing significant returns."
THE HYPE
February 2, 2018
August 9, 2018
EQT Names Robert McNally CEO
August 1 – 31
EQT repurchases $480 million worth of stock
THE DISAPPOINTMENT
October 25, 2018
"It certainly is a disappointment to me and this team as we underperformed our asset base in 2018."
THE HYPE
April 26, 2018
"So far, I'm extremely pleased with the progress we have made during just three short months and I look forward to continue to blend best practices, promote innovation, and deliver best-in-class economic returns."
April 2 – June 29
EQT repurchases 700,000 shares at average price of $55.25/share
Totaling $38.7M
THE REALITY Q3 2018 underperformance was the result of year-long operational problems that McNally should have known about. The $500M buyback should never have happened when it did.
"Our original 2018 development program was designed to have consistent frac and drilling activity throughout the year. However, first quarter weather events and midstream delays disrupted that schedule, requiring us to ramp from 9 to 12 frac crews in Q2 to meet our planned volume. While this work led to a record 94 gross TILs in Q3, the ramp in frac crews, robust pace and concentration of activity all placed stress on our supply chain, logistics and pad operations, increasing our CapEx." – Robert McNally Q3 2018
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
2018
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2019

How can shareholders trust this team's operational improvement claims?

Source: EQT quarterly earnings call

78

RICE TEAM

MANY OF EQT’S CLAIMS ABOUT RICE ENERGY ARE MISLEADING III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE EQT STATEMENT THE FACTS Rice Energy never generated any free cash flow ▪ EQT did not generate any free cash flow during this period either . Investors valued production growth and acreage accumulation to maximize net asset value, not near - term free cash flow. ▪ EQT’s own 5 - year forecast (published in the EQT/Rice Energy merger proxy) shows Rice Energy generating $2.3B more upstream free cash flow than EQT’s upstream business. EQT is fundamentally different than Rice Energy because Rice Energy was just a small - scale, early stage enterprise. EQT is big and complex ▪ In 2017, RICE ran 8 rigs across 2 states with a $1bn D&C budget ▪ In 2019, EQT will run 10 rigs, 90% within RICE’s footprint with a $1.2bn budget (using Rice costs) EQT is attempting to mislead shareholders about Rice Energy to bolster prospects for EQT’s nominees 79

▪ As importantly, EQT did not generate free cash flow during this period either ▪ During Rice Energy’s life as a public company, investors valued production growth and acreage accumulation to maximize net asset value rather than near - term free cash flow – This was rewarded by shareholders as Rice Energy outperformed its Appalachia peers by 95% and EQT by ~70% ▪ When EQT acquired Rice Energy, EQT management prepared a 5 - year forecast for Rice Energy – EQT’s own forecast showed that Rice Energy would generate $2.3bn more upstream free cash flow than EQT’s own business ($102) ($424) ($644) ($426) ($232) ($127) ($20) $30 $118 $461 ($2,000) ($1,500) ($1,000) ($500) – $500 $1,000 ($2,000) ($1,500) ($1,000) ($500) – $500 $1,000 2017 2018 2019 2020 2021 EQT Upstream Rice Upstream EQT Cumulative Free Cash Flow Rice Cumulative Free Cash Flow EQT’s own forecasts for Rice Energy show Rice Energy was going to generate significant FCF III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE EQT’S CLAIM ABOUT RICE ENERGY’S FCF IS MISLEADING EQT’S FORECAST OF FREE CASH FLOW AT TIME OF MERGER Source: EQT and Rice Forecasts of Unlevered Free Cash Flow (Upstream Business Only), EQT/Rice Joint Proxy Statement/Prospect us Filed with the SEC on October 12, 2017. 80

EQT’S CLAIM THAT RICE ENERGY WAS MUCH SMALLER IS FALSE III. C. EQT HAS NOT BEEN TRANSPARENT ABOUT ITS PERFORMANCE EQT claims that it is bigger and more complex than Rice Energy, which is not true Geographic Footprint Greene & Washington, PA and Belmont, OH 90% of development in RICE’s footprint Rigs 8 10 Gross D&C Budget (2017/2019) $1.0bn $1.2bn under Rice Team cost assumptions Employees 575 (incl. midstream) 800 - 900 Manufacturing Mode x Attempting for over 2 - years Market Value (at sale/current) $6.7bn $4.0bn Stock Price Performance 95% above peers 70% below RICE 81

REALIZING EQT’S POTENTIAL III.D EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES

PRIOR TO THE RICE TEAM'S INVOLVEMENT, EQT'S BOARD WAS POORLY CONSTRUCTED

III. D. EQT'S BOARD COMPOSITION AND GOVERNANCE FAILURES

In October 2018, with the spin-out of the midstream business, the EQT Board had the opportunity to augment its composition amid an operational meltdown. **However, EQT chose not to add experienced E&P operating executives to the Board.**

	DIRECTOR	Years Tenure	Recent Industry Experience	ENERGY EXPERIENCE General	ENERGY EXPERIENCE Upstream Operating	Public Company C-Suite Experience	# Other Public Company Boards	Resident of Pittsburgh
	DANIEL RICE	2	Oil & Gas	✔	✔	✔	1	✔
	PHILIP BEHRMAN	11	Oil & Gas Exploration	✔	✔	✘	0	✔
	BRAY CARY	11	Media	✘	✘	✘	0	✘
	JAMES ROHR	23	Financial Services	✔	✘	✔	5	✔
	STEPHEN THORINGTON	9	Energy	✔	✔	✔	2	✘
	LEE TODD	16	IT	✘	✘	✘	0	✘
	CHRISTINE TORETTI	4	Contract Drilling	✔	✘	✘	1	✔
Added October 2018	CHRISTINA CASSOTIS	-	Airport Management	✘	✘	✘	1	✔
Added October 2018	WILLIAM LAMBERT	-	Mine Safety Products	✘	✘	✔	2	✔
Added October 2018	GERALD MACCLEARY	-	Chemicals	✘	✘	✘	0	✔
Added October 2018	ANITA POWERS	-	Oil & Gas Geology	✔	✔	✘	1	✘

As of December 9, 2018

83

RICE TEAM

"FRIENDS AND FAMILY": EQT'S 2018 BOARD REFRESH FAILED SHAREHOLDERS

III. D. EQT'S BOARD COMPOSITION AND GOVERNANCE FAILURES



2018 Addition
Christina Cassotis
Christine Toretti
S&T Bancorp Inc.
Chairwoman
Director
CEO
ALLEGHENY COUNTY AIRPORT
Advisory Council
CARLOW UNIVERSITY
Advisory Council
2018 Addition
Gerald MacCleary
Director
Director
2018 Addition
William Lambert
$1 million incentive payment
Fmr. Chairman; Trustee
Fmr. Trustee
HISTORY CENTER
Director
EQT
Director
Investor
ONEJET
EQT foundation
Director
Advisor
Co-Chair
Director
Carnegie Mellon Tepper School of Business
Co-Chair
Sponsor
Director
Advisor
Chairman
Allegheny Conference on Community Development
THE ADVANCED LEADERSHIP INITIATIVE
Director
Co-Chair
Pittsburgh CLO
Celebrating Musical Theater
Investor
Lead Bank
Sponsor
Fmr. Chair & CEO
James Rohr
PNC
$600M Credit Agreement
MSA The Safety Company

84

RICE TEAM

III. D. EQT'S BOARD COMPOSITION AND GOVERNANCE FAILURES

EQT'S EXECUTIVE SUITE IS FILLED WITH LEGACY 2ND AND 3RD STRING PLAYERS


External Hire Since 2016
EQT Executive Leadership Changes
2013
2014
2015
2016
2017
2018
2019
CEO
David Porges (Since 2010)
S.Schlo-tterbeck
Robert McNally
Promotion
CFO
Philip Conti (Since 2007)
Robert McNally
Jimmi Sue Smith
EQT Upstream
Steve Schlotterbeck (Joined EQT in 2000)
David Schlosser
Erin Centofanti
Gary Gould
EQT Midstream
Randall Crawford (Joined EQT in 1997)
Elise Hyland
Jeremiah Ashcroft
Thomas Karam
SVP, Investor Relations & Strategy
Patrick Kane (Since 2000)
Blake McLean
General Counsel
Lewis Gardner (Since 2008)
Jonathan Lushko
EVP, Commercial, Bus Dev, IT & Safety
Donald Jenkins
EVP Commercial
Donald Jenkins
Chief Accounting Officer
Theresa Bone (Joined EQT in 1996)
Jimmi Sue Smith
Jeffery Mitchell
Director of Planning, Tax, Innovation
Blake McLean
Deputy General Counsel, Government & Enterprise Risk
Jonathan Lushko
Other Management Positions*
Elise Hyland
David Schlosser
Jeffery Mitchell
Erin Centofanti

Elsie Hyland was promoted from EVP Midstream Operations & Engineering; David Schlosser was promoted from EVP, Engineering, Geology and Planning; Jeffery Mitchell was promoted from Corporate Director, Internal Audit; Erin Centofanti was promoted from SVP, Asset Development; Thomas Karam was an EQT Board member appointed SVP and President of Midstream following the spinoff of Equitrans Midstream

85

RICE TEAM

Faced with serious operational problems, the Board promoted the Company’s CFO into the CEO role ▪ CEO then promoted several long - tenured employees, rather than recruit externally for the best talent ▪ EQT has a pattern of promoting from within to fill open executive positions ▪ The management team consists of long - tenured employees who are seemingly ushered into positions with more responsibility based solely on the fact that there is a vacancy to fill EQT’s executive team is a prime example of employees rising in the hierarchy through promotion until they reach a level of respective incompetence III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES EQT’S BOARD HAS NOT ACTIVELY RECRUITED THE BEST TALENT 86

BOARD’S PROCESS IN PROMOTING M c NALLY WAS FLAWED McNally’s promotion to CEO was the result of a failed search process; he is not the right executive for the job ▪ Before joining EQT in March 2016, McNally was an investment banker and the CFO of a small - cap Canadian oilfield services company – McNally has no experience as an operator of an upstream energy business – He is learning how to be an operating executive while trying to turnaround the country’s largest national gas producer ▪ McNally was not initially asked to fill the CEO role when Steve Schlotterbeck resigned, even on an interim basis III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES ▪ McNally’s track record at EQT did not warrant the promotion to CEO – During his tenure as CFO of EQT, EQT stock substantially underperformed peers and relevant indexes – McNally was one of the key leaders of the failed Rice Energy integration – In 2018, while McNally was CFO and taking on additional operational roles, he should have known of the troubled operations and chaos at EQT that led to massive cost overruns – Yet, EQT repurchased $500 million of stock in August, just weeks before announcing the operational issues and lowering of guidance; presumably, as CFO, Mr. McNally had a role in making this decision which destroyed substantial value The Board should have conducted a national search for the best available CEO; given McNally’s lack of relevant operating experience, but rather his proximity, we believe the Board chose convenience over proficiency 87

M c NALLY WAS PROMOTED TO CEO DESPITE A LONG HISTORY OF VALUE DESTRU CTION AT PRECISION DRILLING AND EQT 40 60 80 100 120 140 160 180 200 220 240 H2 2010 H1 2011 H2 2011 H1 2012 H2 2012 H1 2013 H2 2013 H1 2014 H2 2014 H1 2015 H2 2015 H1 2016 (INDEX) Precision Drilling Corporation - Total Return (INDEX) S&P 500 / Oil & Gas Equipment & Services - SUB - Total Return Precision Drilling Corp. Total Return During Robert McNally’s Tenure as CFO (July 12, 2010 – March 17, 2016) 70 80 90 100 110 120 130 140 150 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 (INDEX) EQT Corporation - Total Return (INDEX) SPDR S&P Oil & Gas Exploration & Production ETF - Total Return EQT Corporation Total Return During Robert McNally’s Tenure as CFO (March 17, 2016 – August 9, 2018) EQT Corporation S&P Oil and Gas Exploration & Production S&P Oil and Gas Equipment & Services Precision Drilling III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES Source: FactSet. 88

EQT’S POOR GOVERNANCE CALLS ITS CREDIBILITY INTO QUESTION EQT GOVERNANCE PRACTICE / ACTION RICE TEAM COMMENTARY EQT delayed the 2019 annual meeting from April to July ▪ EQT delayed its 2019 meeting from its usual April timeframe, despite requests from several large investors ▪ We believe EQT delayed the meeting to allow it to announce its Q1 and Q2 results prior to the meeting, which temporarily infl ate d their free cash flow EQT significantly restricts the ability of its shareholders to hold the Board accountable ▪ EQT does not allow shareholders to call special meetings or act by written consent ▪ EQT requires a supermajority (80%) threshold for shareholders to amend its charter and bylaws and to remove directors EQT’s 2018 Board “refreshment” packed the Board with “friends and family” of EQT’s incumbent directors ▪ Three of four new directors have deep ties to current Board members ▪ Three of four new directors were from the Pittsburgh area ▪ EQT was forced to do a second Board refreshment six months after the first because, we believe, the first set of new director s h ave little relevant experience EQT put in place a “proxy put” designed to discourage shareholders from attempting transformational board change ▪ EQT embedded a “proxy put” into its credit agreement prior to Rice Team campaign that would have triggered an event of default under EQT’s credit agreement (accelerating up to $800 million in debt) if a majority of the incumbent Board were replaced at the annual meeting ▪ Rice Team sought a waiver from EQT for months to approve Rice nominees solely for purposes of credit agreement ▪ EQT only agreed to waive provision after Rice Team initiated litigation EQT only agreed to a universal proxy card when we called out its attempt to unilaterally gain consents from our nominees ▪ EQT attempted to use its control of the nomination process to require the Rice nominees to consent to be named in EQT’s proxy materials without any reciprocal requirement for EQT’s nominees ▪ For over two months, the Rice Team sought clarification that EQT would not use this unfair tactic ▪ EQT only agreed to use a universal proxy after the Rice Team initiated litigation to prevent EQT from tilting the playing field in its favor EQT’s Board has adopted governance practices and taken actions to further its entrenchment III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES 89

THE RICE TEAM’S FIGHT TO NOMINATE DIRECTORS AND USE A UNIVERSAL PROXY January 23 Rice Team requested EQT director questionnaire and nomination documents February 13 Rice Team sent a letter to the Board asking that they hold EQT’s annual meeting in April as it historically has done The request was supported publicly and privately by many large shareholders February 15 EQT delivered the nomination documents (nearly a month after the initial request) Rice Team seeks waiver of EQT’s requirement to force the Rice Team’s nominees to consent to being named in EQT’s proxy card without reciprocal consents from EQT nominees. EQT does not respond. February 27 EQT announced it would hold its annual meeting on July 10, 2019, which is 20 days later than the anniversary of the 2018 annual meeting and almost 3 months after EQT’s usual annual meeting date in April March 21 Rice Team nominated 9 director candidates and requested EQT adopt a universal proxy card or agree that EQT wouldn’t name the Rice Team nominees on its card without allowing EQT’s nominees to be named on the Rice Team’s proxy card April 25 After repeated requests for clarification regarding the proxy card and the proxy put provision, the Rice Team was forced to file a lawsuit requesting a court to intervene March 29 Rice Team requested EQT “approve” the Rice Team’s nominees so that the proxy put provision in EQT’s credit agreement would not be automatically triggered if a majority of the existing members of the Board were replaced by shareholders at the annual meeting May 5 EQT finally notified the Rice Team that it would not name the Rice Team’s nominees in its proxy card and that the EQT Board approved the Rice Team’s nominees for purposes of not triggering the poison put provision May 8 EQT announced 3 new director candidates for election to the Board and the retirement of 3 incumbent directors at the annual meeting May 16 The Rice Team revised its Board slate from 9 to 7 nominees following EQT’s decision to remove 3 long - tenured directors May 17 The Rice Team and EQT agree to use a universal proxy card (nearly two months after the Rice Team’s initial request) III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES 2019 90

THE BOARD HAS SPENT LAVISHLY ON PERQS FOR EXECUTIVES EQT’s corporate perquisites, like its culture, harken back to a bygone era ▪ EQT spent more than $1 million in perquisites in 2018 for its top executives ‒ Country and dining club dues and expenses (including initiation expenses) for its executives ‒ The use of a chartered private aircraft to ferry its largely absent interim Chief Executive from his Florida home to Pittsbur gh (1) ‒ “Travel assistance services” for the benefit of the executives and their families ‒ Cars for every executive (1) See “Strange: EQT Interim CEO Porges Skips Quarterly Conference Call,” Marcellus Drilling News, July 27, 2018. Source: EQT 2019 Proxy Statement. Image source: ChambersUSA.com; Permission has not been sought or obtained for the use of photos. The Duquesne Club in downtown Pittsburgh, a “premier private city club” where EQT executives regularly hold business meetings III. D. EQT’S BOARD COMPOSITION AND GOVERNANCE FAILURES 91

REALIZING EQT’S POTENTIAL III.E EQT’S SHAREHOLDER RETURNS HAVE LAGGED PEERS

EQT HAS FAILED ITS SHAREHOLDERS EQT shareholders are down 48% on a TSR basis since the Rice Energy merger III. E. EQT’S SHAREHOLDER RETURNS HAVE LAGGED PEERS 1. Source: FactSet Peer Index includes AR, CNX, COG, RRC, SWN. From November 10, 2017 (close of Rice Energy deal) through Decemb er 9, 2018 (day before Rice Team engagement with EQT). -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 EQT Peers XOP S&P 500 - 48% - 21% + 4% - 13% TOTAL SHAREHOLDER RETURN 93

TSR HAS LAGGED PEERS* AND RELEVANT INDEXES Prior to our public engagement on December 10, 2018, shareholders had suffered III. E. EQT’S SHAREHOLDER RETURNS HAVE LAGGED PEERS * Source: FactSet. Peer Index includes AR, CNX, COG, RRC, SWN. Through December 9, 2018. 3 - YEAR 5 - YEAR - 61.0% - 68.0% - 49.8% -80% -60% -40% -20% 0% 20% 40% 60% EQT Peers XOP S&P 500 - 34.2% 6.8% - 0.3% 36.8% -40% -30% -20% -10% 0% 10% 20% 30% 40% EQT Peers XOP S&P 500 1 - YEAR - 39.8% - 14.0% - 10.0% 1.2% -45% -40% -35% -30% -25% -20% -15% -10% -5% 0% 5% EQT Peers XOP S&P 500 61.8% 94

RECENT STOCK PERFORMANCE HAS BEEN DRIVEN BY RICE CAMPAIGN III. E. EQT’S SHAREHOLDER RETURNS HAVE LAGGED PEERS TSR BEFORE RICE TEAM INVOLVEMENT TSR AFTER RICE TEAM INVOLVEMENT -90% -70% -50% -30% -10% 10% 30% 50% -40% -20% 0% 20% 40% 60% 80% Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Source: FactSet. Peer Index includes AR, CNX, COG, RRC, SWN. Through December 9, 2018. Permission neither sought nor obtained to use quote. “The activist pressure has forced positive change.” 6/6/19 95

REALIZING EQT’S POTENTIAL III.F EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE TO SHAREHOLDERS

EQT’S PLAN HAS BEEN REACTIVE TO THE RICE TEAM’S PUBLIC CAMPAIGN ▪ FCF projection = $2.1B ▪ EQT’s stock plummets III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE ▪ EQT’s operations are broken ▪ Capital efficiency doesn’t reflect quality of assets ▪ Identifies $400M - $600M of incremental free cash flow/year ▪ FCF projection = $2.7B ▪ “Found” low hanging fruit ▪ Rice Team cost targets are impossible to achieve because of water and service costs ▪ EQT plan shows operations are worse than we thought ▪ Reiterates potential for Incremental $500mm of FCF per year (over guidance of $2.7B) New Guidance Released 5 - Year Guidance Released January 2019 ▪ FCF projection = $2.9B ▪ “Found” $50M/year of cost savings from water efficiencies and changes to service contracts New Guidance Released April 2019 October 2018 Rice Team Presentation December 2018 Rice Team Presentation February 2019 97

EQT’S PLAN WILL NOT GENERATE LONG TERM VALUE FOR SHAREHOLDERS EQT’s actions are in reaction to our involvement and do not address the fundamental problems EQT faces III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE EQT ACTION RICE TEAM COMMENTARY Target 10% Initiative ▪ Generic cost cutting initiative without a detailed operational blueprint ▪ Achieving this plan results in EQT remaining the highest cost operator in the Appalachian Basin Setting Guidance at Gas Prices Higher than Strip ▪ Budgeting for higher prices than strip leads to belief that status quo is adequate ▪ At forward strip prices, EQT’s 5 - year free cash flow guidance decreases by 45% ▪ At forward strip prices, EQT’s single well returns fall below EQT’s cost of capital ▪ EQT’s “plan” rests on forward strip prices being wrong and prices surprising the market Hire Gary Gould as COO ▪ Gould was not the COO of Continental; he was responsible for production and resource development ▪ His duties specifically excluded drilling, project development, supply chain management and land – the primary culprits of EQT’s high cost structure Announce Operational Improvements as Signs of Progress ▪ Public data confirms EQT’s improvements are marginal at best ▪ EQT disingenuously benchmarking results relative to EQT’s devastating 2018 performance rather than against its peers, who continue to significantly outperform EQT Plan Focuses on Only Some Issues at EQT ▪ EQT’s plan ignores critical issues of reduction of well costs, protection of land position, technology and safety 98

EQT’S TARGET 10% INITIATIVE IS NOT “AMBITIOUS” ▪ Plan lacks the operational and strategy elements that would provide confidence that it is executable, thoughtful and sustainable ▪ EQT would still have the highest well costs in the Appalachian Basin if it executed on its “ambitious” Target 10% Initiative – EQT’s well costs would decline from $1,095/ft to $985/ft ▪ EQT’s well costs would still be far above peers despite its world - class asset that enables long lateral development – EQT gets closer to AR and SWN which are largely WV operators. Operating environment is more challenging in West Virginia III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE EQT’s plan is a generic cost - savings plan that any banker or finance executive could announce EQT Rice Team RRC Dry AR CNX MR SWN EQT 10% Rice Average $600 $700 $800 $900 $1,000 $1,100 $1,200 6,000 8,000 10,000 12,000 14,000 D&C Cost ($/ft) Lateral Length (feet) Rice cost curve RICE Energy 2Q16 - 3Q17 average Peer Well Costs WV operators 2019 APPALACIA PEER WELL COSTS ($/ft) Source: Per Company guidance. Adjusted by the Rice Team to be comparable with EQT well costs. Includes pads, facilities and c api talized costs. 99

▪ EQT is setting its budget on $2.85 long - term gas price deck that is $0.20 - $0.25 above strip pricing ▪ EQT’s $2.7bn of 5 - year cumulative free cash flow drops to $1.5bn at current strip prices (45% decline) III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE It is critical to rapidly reduce EQT’s cost structure to compete in a low gas price environment. This isn’t just about the Rice Team being “upside,” it’s about surviving a low - gas price environment $0.3 $0.3 $0.6 $0.7 $0.8 $2.7 $0.2 $0.2 $0.3 $0.4 $0.4 $1.5 2019 2020 2021 2022 2023 Total EQT (EQT Price Deck) EQT (Strip Price Deck) $3.2 $1.3 EQT (EQT Price Deck) EQT (Strip Price Deck) ADJUSTED FREE CASH FLOW GUIDANCE ($bn) HALF CYCLE SINGLE WELL PV10 45% decrease 60% decrease EQT’S 5 - YEAR FREE CASH FLOW GUIDANCE DROPS NEARLY 50% AT STRIP Source: EQT (EQT Price Deck) per EQT guidance. EQT (Strip Price Deck) per EQT guidance adjusted by the Rice Team to reflect s tri p pricing as of 6/6/19. Includes midstream distributions and cash tax refund. 100

RUNNING EQT’S BUDGET AT STRIP PUTS EQT LEVERAGE >2.0X III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE ▪ EQT touts < 2.0x leverage, but at strip pricing, leverage balloons to 2.4x in 2020 and 2.9x at $2.50 HHUB ▪ EQT has a false sense of confidence by budgeting at higher gas prices, putting investment grade status at risk 1.8x 1.9x 1.4x 2.1x 2.4x 2.0x 2.4x 2.9x 2.7x 2019 2020 2021 EQT Leverage at EQT Deck EQT Leverage at Strip EQT Leverage at $2.50 1. Source: Rice Team estimates. Assumes ETRN sales proceeds and 100% of free cash flow (post - dividend) used to repay debt. EQT LEVERAGE (1) 101

THE NEW COO LACKS THE SKILLS AND PLAN TO FIX THE BUSINESS ▪ Mr. Gould was SVP of Production and Resource Development at CLR, which does not include the same responsibilities as COO of EQT – Specifically, Mr. Gould’s responsibilities did not include drilling, project development, supply chain management and land , the primary reasons EQT’s well costs are so high ▪ On April 25, 2019, during EQT’s Q1 2019 earnings call, Mr. Gould was asked about how EQT will realize greater free cash flow in 2020 and over the next five years. Mr. Gould responded: – “…I think it's my fourth day. So it's probably a little early to comment on that.” III. F. EQT’S PLAN WILL FAIL TO DELIVER LONG TERM VALUE Gary Gould joined EQT as EVP and COO in April 2019 from Continental Resources, Inc. (CLR) The Rice Team has a comprehensive plan to improve EQT’s incremental free cash flow by $500mm per year and we are prepared to act immediately. 102

LOW VALUATION MULTIPLE REFLECTS INVESTOR SKEPTICISM OF EQT PLAN

III. F. EQT'S PLAN WILL FAIL TO DELIVER LONG TERM VALUE

If investors believed the FCF was sustainable, EQT would be trading at a higher multiple

- Quality and scale of EQT's assets should afford it a premium multiple compared to peers
- EQT's low multiple can only be explained then by investor skepticism of management's plan
  - Capital efficiency assumptions unrealistic given history
  - Reliant on optimistic gas price assumptions
  - Driving short-term FCF at expense of longer-term health
  - Doubt about operating skill of management team


EV / 2019E EBITDA
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
EQT
Southwestern Energy
Antero Resources
CNX Resources
Range Resources Corp
Cabot Oil & Gas

Source: FactSet. As of June 6, 2019

"EQT remains a "show-me" story… [W]e believe that the operational challenges in 2018 present risk to well productivity in 2019."
3/7/19
Morgan Stanley

"We would remain on the sidelines until the current team proves it can deliver on capital efficiency promises, especially since shareholder trust of EQT management has been a legacy issue."
4/9/19
COWEN

"After a year of operational issues we believe EQT will have to show results of better productivity before investors feel comfortable. The 2020 plans are aggressive due to assumption that well productivity will improve significantly. … The assumptions that underwrite EQT's long term plan require more of a leap of faith than we are comfortable with."
4/26/19
Jefferies

Permission has not been sought or obtained for the use of quotes.

103

RICE TEAM

REALIZING EQT’S POTENTIAL IV. THE RICE NOMINEES BRING NEEDED SKILLS TO EQT

RICE TEAM NOMINEES ARE ACCOMPLISHED PROFESSIONALS IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT LYDIA BEEBE LEE CANAAN KATE JACKSON JOHN McCARTNEY DANIEL RICE TOBY RICE HALLIE VANDERHIDER 105

RICE TEAM NOMINEES – LYDIA BEEBE ▪ Currently Principal of LIBB Advisors LLC, a corporate governance consulting firm ▪ Previously held a number of senior roles at Chevron Corporation, including Corporate Secretary and Chief Governance Officer, from 1995 to April 2015. ▪ Co - Director of Stanford Institutional Investors’ Forum ▪ Senior Of Counsel for Wilson Sonsini Goodrich & Rosati. IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Ms. Beebe’s background in governance and transparency will assist the EQT Board in focusing on shareholder value creation and drive shareholder engagement and trust. LYDIA BEEBE EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER The Rice Team laid out a clear understanding of the value proposition for EQT and the potential of a post - transformation EQT to play a key role as the largest producer of natural gas, a critical piece of the country’s energy mix given its growing replacement of coal as the main US power source.” ▪ Director at Kansas City Southern, a transportation holding company (NYSE: KSU), member of the Compensation & Organization and Nominating & Corporate Governance Committees ▪ Director at Aemetis, Inc. (NASDAQ: AMTX), Chairman of the Governance, Compensation and Nominating Committee and Audit Committee member ▪ Former director at HCC Insurance Holdings, Inc. ▪ Advisory board member of the Rock Center for Corporate Governance at Stanford University ▪ Former board member of the Council of Institutional Investors 106

▪ Founder and Portfolio Manager of private investment management firm Braeburn Capital Partners, LLC ▪ Independent traditional and alternative energy industry consultant for various private, public, and government entities IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Ms. Canaan has helped to transform companies and has an appreciation for best practices in overseeing and managing energy companies. LEE CANAAN EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER I truly believe that the existing EQT team can not transform EQT. Why? Because they have had two years to change the way they do things and realize the synergies of the Rice Energy merger. It hasn’t happened.” ▪ Director at Panhandle Oil and Gas Inc. (NYSE: PHX), Audit Committee member, chairman of the Corporate Governance and Nominating Committee ▪ Director at Philadelphia Energy Solutions, LLC, a leading explorer and manufacturer of petroleum and petrochemical opportunities and products in the Northeast ▪ Chartered Financial Analyst RICE TEAM NOMINEES – LEE CANAAN 107

RICE TEAM NOMINEES – KATE JACKSON ▪ Director of Energy and Technology Consulting for KeySource, Inc., a solutions - oriented company that provides strategic business consulting ▪ Former Senior Vice President and Chief Technology Officer of RTI International Metals, a leading US producer of titanium mill products ▪ CTO and Senior Vice President of Research and Technology at Westinghouse Electric Company, LLC, a nuclear plant, fuel and services company IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Ms. Jackson has strong technology expertise and has overseen and assisted in large - scale culture transformations. KATE JACKSON EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER Two of the main strengths of the Rice Team are that it has a clear vision of what is possible and has the experience of instilling such a vision into an organization. I have no reason to doubt that they can do it again.” ▪ Director at Portland General electric (NYSE: POR), Compensation and Human resources Committee member ▪ Director at Cameco Corporation (NYSE: CCJ), member of the Human Resources and Compensation, and Nominating, Corporate Governance and Risk Committees ▪ Former director at Rice Energy from April 2017 until its acquisition by EQT in November 2017 ▪ Served in a variety of executive positions for seventeen years at Tennessee Valley Authority, a government agency that provides electricity 108

IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT

RICE TEAM NOMINEES – JOHN McCARTNEY



JOHN McCARTNEY

Mr. McCartney has strong financial acumen and substantial public company board experience, with a reputation for leading boards through inclusive deliberations.

“

Rice Energy was a data driven, technology enabled, 21st century organization focused on continuous improvement and employee empowerment. Having seen firsthand how the Rice Team dynamism works, and looking at EQT now, I believe that introducing the Rice dynamic leadership style has far more upside for EQT shareholders and employees that maintaining EQT’s status quo.”

EXECUTIVE EXPERIENCE

- Former President of 3Com Corporation’s Client Access Unit
- Former President and COO of US Robotics until its merger with 3Com

SELECT BOARD EXPERIENCE

- Non-executive chairman of Huron Consulting Group (NASDAQ: HURN), Audit Committee member
- Director of Datatec Limited (JSE: DTC), chairman of the Remuneration Committee
- Director of Transco Inc., industrial company providing products and services to the railroad and power generation industries

OTHER

- Former director of Rice Energy from March 2015 until its acquisition by EQT in November 2017
- Former chairman and director of Westcon group, Inc., a security service company
- Former director of Covance Inc., a contract research organization providing commercialization services to pharmaceutical and biotechnology industries

109

RICE TEAM

▪ Partner at Rice Investment Group ▪ Former CEO of Rice Energy until its acquisition by EQT in November 2017 ▪ Former CEO of Rice Midstream Management LLC IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Mr. Rice brings extensive oil and gas expertise in addition to his service as CEO and a director of Rice Energy where he provided oversight for the digital and cultural transformation. DANIEL RICE IV EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER Being a Board member of EQT and having been a founder and Board member at Rice Energy has given me a unique perspective in what is wrong at EQT and how it can be fixed.” ▪ Director at EQT ▪ Former director at Rice Energy and Rice Midstream Management LLC ▪ Former investment banker at Tudor Pickering Holt & Co., LLC ▪ Former senior analyst of corporate planning for Transocean, Inc. RICE TEAM NOMINEES – DANIEL RICE IV 110

▪ Partner at Rice Investment Group ▪ Former President and COO of Rice Energy until its acquisition by EQT in November 217 ▪ Former President and CEO of a Rice Energy predecessor for five years IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Mr. Rice brings extensive operational, technological, cultural and executive experience in the oil and gas industry. TOBY RICE EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER Rice Energy led its peers with the highest productivity and lowest cost structure and was named the Number One Workplace in Pittsburgh. I’d more than welcome the opportunity to duplicate that success on all levels.” ▪ Former director of Rice Energy ▪ Director at Cold Bore Technology Inc., an oilfield services technology company that has built “SmartPAD” a real - time analytics platform to monitor and optimize completion operations to lower well costs ▪ Pioneer of digital work environments ▪ Board member at Belmont County Enrichment Fund RICE TEAM NOMINEES – TOBY RICE 111

RICE TEAM NOMINEES – HALLIE VANDERHIDER ▪ Managing Director of SFC Management LP, a private equity limited partnership formed to invest in the onshore North American oil and gas industry ▪ Former Managing Partner of Catalyst Partners LLC, an investment banking firm providing financial advisory and capital raising services to the energy and technology sectors ▪ Former President and COO of Black Stone Minerals Company, L.P., an oil and natural gas corporation ▪ Former CFO of EnCap Investments, a private equity firm specializing in the oil and gas industry IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT Ms. Vanderhider brings extensive experience in energy finance and as a board member, as well as management and operational expertise. HALLIE VANDERHIDER EXECUTIVE EXPERIENCE SELECT BOARD EXPERIENCE OTHER A management team that doesn’t back down from challenges, is never satisfied with the status quo and always striving to do better will better serve the company itself and its shareholders. The Rice Team is the perfect mix of these attributes.” ▪ Director at Noble Midstream GP LLC (NASDAQ: NBLX), provider of crude oil, natural gas, and water - related midstream services, Audit Committee chair ▪ Certified Public Accountant ▪ Former Director at PetroLogistics GP LLC (NYSE: PDH), Mississippi Resources LLC, Bright Horizons LLC, Grey Rock Energy Management LLC and Black Stone (NYSE: BSM) 112

RICE TEAM NOMINEES ARE MORE QUALIFIED

IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT

RICE TEAM NOMINEES						EQT NOMINEES OPPOSED BY RICE TEAM				
Lydia Beebe	Lee Canaan	Kate Jackson	John McCartney	Hallie Vanderhider	**Skills/Experience**	Christina Cassotis	William Lambert	Gerald MacCleary	Valerie Mitchell	Christine Toretti
✔	✔	✔	✔	✔	Energy Industry Experience	✘	✘	✘	✔	✔
✔	✔	✔	✔	✔	Public Company Board Experience	✔	✔	✘	✘	✔
✔	✔	✘	✔	✔	Lives Outside Pittsburgh	✘	✘	✘	✔	✘
✘	✘	✔	✔	✘	Technology and Innovation	✘	✘	✔	✘	✘
✘	✔	✘	✔	✔	Financial Expert	✘	✔	✔	✘	✔
✔	✔	✔	✔	✔	Turnaround	✘	✘	✘	✘	✘
✔	✔	✔	✔	✔	Public Markets	✘	✔	✘	✘	✔

113

RICE TEAM

OUR PROPOSED BOARD IS IDEAL FOR EQT IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT The directors we support would constitute a well - rounded, experienced Board to lead EQT ENERGY EXPERIENCE EXPERIENCE WITH BOARD ROLES Public Board Experience Other Than EQT General Upstream Operating Audit Comm Comp Comm Gov Comm RICE NOMINEE LYDIA BEEBE ✔ ✔ ✔ ✔ ✔ ✔ LEE CANAAN ✔ ✔ ✔ ✔ ✔ ✔ KATE JACKSON ✔ ✔ ✔ ✔ JOHN MCCARTNEY ✔ ✔ ✔ ✔ ✔ DANIEL RICE IV ✔ ✔ ✔ TOBY RICE ✔ ✔ ✔ HALLIE VANDERHIDER ✔ ✔ ✔ ✔ EQT NOMINEES WE SUPPORT Philip Behrman ✔ ✔ ✔ Janet Carrig ✔ ✔ James McManus ✔ ✔ ✔ ✔ ✔ Anita Powers ✔ ✔ ✔ Stephen Thorington ✔ ✔ ✔ ✔ ✔ ✔ 114

RICE TEAM NOMINEES INTEND TO IMPROVE EQT’S GOVERNANCE ▪ EQT’s existing corporate governance policies contain restrictions that we believe are not in the best interests of shareholders – The Rice Team nominees, following consultation with the fully reconstituted Board and engagement with other shareholders, exp ect to commence a comprehensive evaluation of EQT’s corporate governance – The Rice Team nominees believe EQT’s governance needs to be better than Rice Energy’s governance -- given the performance challe nges EQT has experienced, accountability is critical to future success ▪ At a minimum, the Rice Team nominees have committed to take the following actions if all Rice nominees are elected : EQT should be a governance leader, especially given its poor historical business performance EQT’s Current Corporate Governance Rice Plan for Go - Forward EQT Corporate Governance Supermajority Threshold to Amend Governance Documents ▪ Shareholders cannot amend charter or bylaws without supermajority (80%) of the voting power (1) ▪ Board will ask shareholders to approve charter amendment to allow shareholders holding a simple majority to amend both the charter and bylaws Supermajority Threshold to Remove Directors ▪ Shareholders cannot remove directors without supermajority (80%) of the voting power ▪ Board will ask shareholders to approve charter amendment to allow shareholders holding a simple majority to remove directors Shareholder Right to Call Special Meetings ▪ Shareholders are prohibited from calling special meetings ▪ Board will promptly amend the bylaws to allow shareholders holding 10% or more of the voting power to call special meetings IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT (1) Unless such amendment is supported by two - thirds of the full Board, in which case threshold is majority. 115

RICE TEAM NOMINEES INTEND TO IMPROVE EQT’S EXECUTIVE COMPENSATIO N EQT’s executive compensation should be designed to reward objectively measurable shareholder value creation Compensation Element EQT’s Current Compensation Practice Rice Plan for Go - Forward EQT Executive Compensation FIXED COMPENSATION Base Salary ▪ Base salaries target 90% of the median of the market ▪ Fixed compensation will be a small overall portion of the total compensation package relative to the market ▪ Toby Rice commits to work for $1 cash base salary in the first year ▪ VARIABLE Compensation Annual Bonus ▪ Bonus pool calculated based on adjusted EBITDA achievement ▪ Allocation of bonus pool is determined on a discretionary basis based on an individual’s target bonus and individual performance on company goals ▪ Performance metrics tied to objective, measurable goals (e.g., efficiency, cost reduction, etc.) ▪ Payouts determined on a formulaic basis Long - Term Incentives ▪ Award mix consists of: ▪ Time - Based Stock Options (25%) ▪ Time - Based Restricted Stock (25%) ▪ Performance Awards (50%) ▪ Awards will be performance - based ▪ Equity grants will quickly and effectively align the executive team’s incentives with increasing shareholder value ▪ Performance metrics tied to objective, measurable goals (e.g., total shareholder return, efficiency, cost reduction, etc.) Perquisites ▪ Automobile allowance ▪ Country club and dining club dues ▪ Financial planning and tax preparation services ▪ Reduced monthly parking ▪ Physical/healthcare services for executive and spouse ▪ Use of corporate - chartered aircraft ▪ Travel assistance services ▪ No special executive perquisites IV. RICE TEAM NOMINEES BRING NEEDED SKILLS TO EQT 116

REALIZING EQT’S POTENTIAL V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

OUR PLAN WILL DELIVER SIGNIFICANT SHAREHOLDER VALUE ▪ Establish the organizational end - state : Lean, process - driven in which technology creates a connected, data - driven organization; transparency and accountability enable bottoms - up decision - making to maximize value ▪ Establish end - state goals: – Operational: Large - scale, “combo” pad development. Zero curtailments – Financial: Plugged into operations to properly allocate capital to drive shareholder value – Employees: Empowered, motivated, happy workforce aligned with company goals – Safety: Employees and contractors focus on safety – Community: Treating our landowners as partners V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ▪ Contrary to EQT’s fear - mongering, our approach to effecting change is surgical in nature ▪ We will assess the entire operational organization before making any changes ▪ We will only make changes necessary to achieving our end - state goals – We understand that effective controls allow EQT to retain its license to operate – We have technology to manage this process ▪ We intend to identify and remedy the deficiencies in short - order with minimal disruption ▪ We believe that 80% of the issues plaguing EQT’s performance come from a small portion of its workforce SURGICAL APPROACH GUIDING PRINCIPLES Source: Rice Team estimates. Share buybacks assume $18/sh growing at 10% per year. 118

HOW CAN WE TRANSFORM EQT TO REPLICATE RICE'S RESULTS?

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

MARCELLUS F&D ($/mcfe) [1]

What drives this disparity?



$0.33
$0.37
$0.37
$0.45
$0.47
$0.61
RICE ENERGY
CNX
RANGE RESOURCES
SWN
Southwestern Energy
Antero
EQT

MARCELLUS WELL COSTS ($/ft)

$1,095/ft EQT **2019**



How do we get there?

$735/ft **Rice Plan**

1. For EURs, raw data provided by RSEG. Marcellus formation only. 3-Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted to gas equivalent at 6:1 to reflect current price environment. All EURs have been adjusted to reflect 50-year life consistent with EQT reporting methodology. 2019E well costs adjusted by Rice Team to include pad, facilities and capitalized costs.

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THE PINNACLE OF DEVELOPMENT

Fully Coordinated + Large Scale "Combo" Development

- **Combo Development consists of multiple wells and pads developed simultaneously. Successfully executed at Rice Energy.**
- These are massive $100-500 million projects similar to "cube" development in the Permian. This separates winners from losers
- These are extremely difficult to set up in Appalachia (land, terrain, coal operations, weather, regulatory, etc.)
- **80% of RICE's planned 2018 operations schedule consisted of Combo Development. Should be 100% with EQT**

EXAMPLE OF COMBO-DEVELOPMENT FROM RICE

Covered on Final Conference Call in 2Q17



RICE Combo-Development
Washington County, PA, 2017

- 19 Wells developed simultaneously from 4 adjacent pads. Avg lateral length: 9,200' at a cost of $770/ft
- Total 175,000 hz feet brought to sales for $135 million (the 11,000' laterals within this project were <$700/ft)
- Brought online at a restricted rate of 265 mmcfpd with cumulative EURs of 380 Bcf

OPERATIONAL BENEFITS

Drilling
- Row development allows for drilling teams to get in a groove

Logistics + Materials
- Utilize scale to efficiently procure massive amounts of material

Completions
- Multiple crews and shared services drive stages per day up

Production
- Easy coordination of flowback water to be reused in nearby frac

COST BENEFITS

Drilling
- 80% improvement in Wells Drilled Per Rig. Cost down by 30%

Logistics + Materials
- 20-40% savings on raw material and water costs

Completions
- 100% improvement in stages per day. Costs down by 30%.

Production
- Unparalleled well uptime due to concentrated focus

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

THE RICE PLAN WILL LEAD TO TRANSFORMATIONAL RESULTS

Our initiatives are not "low hanging fruit". They are exponentially more advanced.



"Low Hanging Fruit" Laggards
Chaotic scheduling, putting out fires
Qualified Leaders
Solid Execution. Industry Average
Digitally Enabled Innovators
Large-Scale, Efficient Development
RICE ENERGY
• First to coordinate Large Scale development projects in SWPA
• First to digitize entire workforce
The Rice Team spent 10 years getting to this level on the same asset EQT is developing today
This is where we plan to bring EQT
High
COST
Low
EQT 2018: $1,250/ft
EQT's "Transformation" and now "FCF Machine"
EQT Present: $1,095/ft
These first steps are easy
EQT Target 10%: $995/ft
Peers: $650-980/ft
Rice Plan: $735/ft
Upside
Elementary
LEVEL OF OPERATIONAL PROFICIENCY
Advanced

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS EQT dismisses the feasibility of the Rice Plan because current leadership has been an active part of EQT’s old - world approach and has never operated in the “end - state” WE ARE HERE BECAUSE EQT IS FOCUSED ON THE WRONG INITIATIVES We have different goals, different visions Transformative Initiatives ▪ Add leaders who have done this before ▪ High - grade technology to empower employee base ▪ 100% of Development is Combo Complete Modernization of Organization To Enable Large - Scale “Combo” Development Generic Cost Cutting Initiative ▪ Drill better than last year ▪ Complete wells better ▪ Drill out plugs faster ▪ Move rigs better ▪ Continue using “Real Time Operations Centers” (in service during 2018 fiasco) ▪ See if the midstream provider can fix water ▪ Fire a bunch of people Target 10% Initiative “Do better than last year” PLAN: PLAN: 122

WHAT IS NEEDED TO ENABLE COMBO DEVELOPMENT? V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ORGANIZATION ▪ Proven Leaders ▪ Aligned Employee Base 1 Strong team of proven leaders on the front lines who know the “end state” 2 Broader employee base aligned to support the front lines 3 Clearly defined accountability, remove culture of excuses TECHNOLOGY ▪ Collaboration ▪ Transparency of Results 4 Seamless sharing of data/information with all departments 5 Methodical, controlled science program 6 Effectively unleashed innovation at scale to evolve of our business OPERATIONS ▪ Long Term Planning + ▪ Reliable Execution 7 1 master schedule that prioritizes company goals 1st, department preferences 2nd 8 Reliable, consistent execution on every well 9 Materials and equipment procured 12 months out All prerequisites achieved at Rice Energy Asset base capable of combo development  Solved by merger Prerequisites for large scale development – all must be accomplished to achieve costs of $735/ft 123

THE RICE TEAM’S 100 - DAY PLAN IS A SPRINT TO COMBO PAD DEVELOPMEN T V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS FOCUS AREA INITIATIVE ORGANIZATION • Ensure we have the right people • Build culture to align with vision • Structure workforce to ensure accountability and collaboration TECHNOLOGY • Digitally connect workforce to streamline “Insight to Action” • Leverage oilfield tech to evolve field operations • Unleash innovation at scale OPERATIONS • Effective planning to execute large - scale development projects • Execute proven well designs on time, on budget • Leverage EQT’s scale to lower per unit costs 100 - Day Goals: Build the foundation of our modern operating model, complete basic optimization and become “Combo Ready” 124

▪ Goal : Position EQT to generate well costs below $735/ft (1) ▪ Committee Charter : Institute the Rice 100 - Day Plan with minimal disruption to personnel and accounting, compliance and safety functions ▪ Initial Committee Members : – Toby Rice (Chair) – Danny Rice – Derek Rice – Kyle Derham – Will Jordan ▪ Select EQT Leadership will be added immediately ▪ Reports to EQT Board or a committee thereof V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS 1. PA - Marcellus well cost guidance. OH Utica well cost guidance of 1,039/ft and WV Marcellus well cost guidance of $967ft. Focus Areas 3 Initiatives 9 Action Items 27 100 Day Plan EQT COMBO READY WE HAVE AN EVOLUTION COMMITTEE TO STEER OUR PLAN Evolution Committee will coordinate the execution of our 100 - day plan and ensure a smooth transition 125

WE HAVE THE CRITICAL TALENT STANDING BY TO EXECUTE OUR PLAN V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS Asset Performance Operations Scheduling Drilling Completions CIO VP Digital Technology Human Resources OPERATIONS : Planning / Execution / Scale Available: Accomplished leaders in large scale development programs TECHNOLOGY : Digital Tech / Innovation Available: Accomplished leaders who developed the technology at Rice Energy ORGANIZATION: People / Culture / Structure Available: Leader who understands the culture needed to drive results Risk Management Change Management Available: Leader who understands risk management during a transformation In addition to the Evolution Committee, the Rice Team has access to leaders that can assist in the transformation of EQT. 126

WE HAVE THE INITIATIVES NEEDED TO SUPPORT OUR FOCUS V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ORGANIZATION Develop a team that is producing peer leading results People Ensure we have the right people Culture Build a culture that aligns with “what” we do, “how” we do it and “who’s” doing it Structure Structure workforce to ensure accountability, productivity and collaboration TECHNOLOGY Deliver technology to maximize efficiency gains & sustainability Digital Digitally connect workforce and assets to streamline “Insight to Action” Oilfield Leverage oilfield technology to evolve our operational performance in the field Innovation Effectively unleash innovation at scale to evolve our business OPERATIONS Maximize the capital efficiency of our operations Development Planning Deploy proven well designs across an efficient schedule for large scale development Execution Deliver best - in - class well economics on schedule, on budget and on design Scale Leverage our contiguous leasehold, infrastructure and activity levels to lower unit costs Nine initiatives needed to transform EQT into the lowest cost operator Focus Area Initiative Rice Team Experience Goal 127

WE HAVE TANGIBLE ACTION ITEMS READY FOR EXECUTION

We have clear targets and accountability

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

Focus Area	Initiative	Action Item	Target	Lead Party
ORGANIZATION	PEOPLE	Proven Leadership	Ensure we have leadership that is capable of generating results.	Evolution Committee
		Capable Staffing	Ensure that employees have necessary attitude & ability to execute	Senior Mgmt.
		Balanced Workforce	Assess workforce horsepower to meet short-term & long term needs	Senior Mgmt.
	CULTURE	Mission Alignment	Implement Mission Alignment exercise & technology across company	Evolution Committee
		Values Driven	Ensure all decisions are made in alignment with our values	Senior Mgmt.
		Happy Workforce	Promote initiatives that drive employee happiness.	HR
	STRUCTURE	Department	Implement Organization Strategy & technology	Evolution Committee
		Sub Departments	Maximize team collaboration & functionality	Senior Mgmt.
		Roles	Maximize individual accountability & productivity.	Senior Mgmt.
TECHNOLOGY	DIGITAL	Digital Work Environment	Implement Digital Work Environment to electrify the "Critical Path"	Digital Technology
		Application Portfolio	Implement our Digital Strategy & Agile Development Process	Evolution Committee
		IT Infrastructure	Upgrade to modern solutions to enable our Digital Oilfield & 4D apps.	Digital Technology
	OILFIELD	Existing Technology	Leverage existing technology by operating with best practices	Upstream Depts
		Use New Technology	Implement "new" (to EQT) technologies to drive performance & efficiency	Upstream Depts
		Electrify the Oilfield	Implement Digital Oilfield strategy & technology to connect our assets	IT
	INNOVATION	Build Innovation Machine	Implement Innovation strategy & technology	Evolution Committee
		Prepare Organization	Train employees on innovation process	HR
		Drive Innovation Machine	Integrate company strategy & pain points to focus on highest value items	Evolution Committee
OPERATIONAL	DEVELOPMENT PLANNING	Proven Well Design	Implement Well Design strategy & technology	Asset Performance
		Proven Schedule Design	Implement Schedule Design strategy & technology	Operations Scheduling
		Planning Resources	Standardize GIS data to enable centralized planning	Operations Services
	EXECUTION	Project Management	Implement Project Management strategy & technology	Upstream Depts
		Accurate Budgeting	Generate accurate operational budgets	Finance
		Procurement	Implement Procurement strategy & technology	Procurement
	SCALE	Water Infrastructure	Maximize efficient utilization of water infrastructure	Operations Scheduling
		Midstream Infrastructure	Maximize efficient utilization of gathering infrastructure	Operations Scheduling
		Asset Management	High grade our asset base (leasehold, wells, sites, facilities).	Evolution Committee

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

WE HAVE A SCHEDULE TO KEEP EXECUTION ON TRACK

We have a holistic schedule with clear milestones to coordinate the execution across the entire organization

Focus Area	Initiative	Action Item		Communicate	Foundation	Optimize	COMBO READY
ORGANIZATION	PEOPLE	Proven Leadership	100 Day Plan Intro	Assess	Proven Leadership	Staff Assessment / Retention / Attraction	
		Capable Staffing					
		Balanced Workforce					Balance Workforce
	CULTURE	Mission Alignment		MA Executive	Mission Align Leadership	Mission Align: Staff	Monitor Mission Goals
		Values Driven		Assess Values	Evangelize Values		Recognize "+ Behaviors"
		Happy Workforce		Assess Happy		Design Happy Campaign	Happiness Campaign
	STRUCTURE	Department		Assess Depts	Dept		
		Sub Departments		Assess Teams	Match; Sub		
		Roles		Assess Titles	Match; Roles		Monitor Functionality
TECHNOLOGY	DIGITAL	Digital Work Environment	100 Day Plan Intro	Assess DWE	Agile Backlog; On-Board	Agile: Critical Path Items	Agile Backlog: Ops Focus
		Application Portfolio		Assess Apps	Assess vs. Digital Strategy	Agile: Digital Strategy	Agile Backlog: Digital Strategy
		IT Infrastructure		Assess	Assess for Digital Oilfield	Agile: Digital Oilfield	Agile Backlog: Digital Oilfield
	OILFIELD	Existing Technology		Assess	Exploitation Existing Tech		Project Design
		Use New Technology		Assess	Implement Known Tech	Hunt for New Tech	Innovation Backlog: Tech Hunt
		Electrify the Oilfield				Electrify Action Plan	Execute Electrify Action Plan
	INNOVATION	Build Innovation Machine		Stand Up	Centralize Innovation Ideas		
		Prepare Organization			Train Staff		
		Drive Innovation Machine				Prioritize Best Value Ideas	Innovation Backlog
OPERATIONAL	DEVELOPMENT PLANNING	Proven Well Design	100 Day Plan Intro	Well Type	Assess Existing Well Design	Well Design Deck	Well Design App & Science Insight
		Proven Schedule Design		Dev. Runs	Schedule Baseline	Schedule Optimization	Schedule App & Insight
		Planning Resources		Core Stack	Core Stack Alignment	Core Stack GIS	Core Stack GIS Team Maps
	EXECUTION	Project Management		Project Type	Project Type Design	Project Deck Creation	Project Deck Optimize
		Accurate Budgeting		Assess Assumption	Master Assumption Baseline	Master Assumption Budget	Monitor Master Assumptions
		Procurement		Assess Services	Service & Service Provider Deck	Bid Deck; "Next 180" Budget	"Blue Pages" App & Insight
	SCALE	Water Infrastructure		Assess Water/Gas Action Plan	Water System Deck	Assess Constraints; Final Water/Gas Action Plan; Execute Water/Gas Action Plan	Water Sourcing Forecast
		Midstream Infrastructure			Gathering System Deck	Assess Constraints	Gathering System Forecast
		Asset Management		Assess	Leasehold & Wells Ranking	Asset Mgmt. Action Plan; Execute Asset Mgmt. Action Plan	Asset Mgmt Insight

Day: Zero 30 60 90 100

Large scale development magnifies the importance of proper risk management ▪ We have developed technology that enables us to execute our risk management strategy seamlessly with operations V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS 1. Understand our program • Assess current governance, risk tolerance and processes 2. Understand our risk inventory • Continuously monitor internal and external risk generators 3. Understand the risk • For each risk, understand exposure, impact and priorities 4. Understand the controls • Assess effectiveness of our controls • Increase effectiveness via: • Technology – integration with operations • Training – enhance employee abilities • Culture – compliance sustainability Risk Generators • Internal and External factors create risk for our business 100+ Risks • Must be effectively managed 1000+ Controls • Needed to execute our risk mgmt. strategy 1,500+ 4 Risk Types • Present to our business (compliance, operational, financial, strategic) RISK MANAGEMENT REQUIREMENTS RISK MANAGEMENT STRATEGY BRUTE FORCE : Put red tape on everything. MODERN : Execute a strategy with technology FURTHER DETAILS ON RISK MANAGEMENT 130

ORGANIZATIONAL INITIATIVES 1. Proven Leadership: Ensure we have proven department leadership across departments that have greatest influence on our capital efficiency 2. Capable Staff : Leadership to assess and verify that department employees have the necessary attitude (values) and ability (experience, skills, track record) needed to fulfill their role in the organization 3. Balanced Workforce : Continuously assess workforce horsepower to ensure staffing levels are balanced to execute short term goals and achieve long term corporate strategy V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS Focus Area Initiative Action Item ORGANIZATION • Balanced Workforce • Capable Staffing • Proven Leadership STRUCTURE CULTURE PEOPLE PEOPLE Day: Zero 90 60 30 Evolved State 100 100 Day Plan Intro Assess current leadership across operational depts Add Evolution Leaders 10 - 15 leaders committed with Rice Team available to fill roles where needed Assess current staff Monitor Workforce horsepower 131

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

ORGANIZATIONAL INITIATIVES

Focus Area	Initiative	Action Item
ORGANIZATION	PEOPLE	
	CULTURE	• Mission Alignment • Values Drive • Happy Workforce
	STRUCTURE	

100 Day Plan Intro

- Align Executives with CEO Mission Alignment
- Align Department Leadership with Mission Alignment
- Align Entire Employee Base with Mission Alignments
- Monitor Mission Goals
- Align Values with Company Mission
- Continuous Development: Recognize positive behaviors
- Assess company morale with Executives
- Gather employee feedback / culture survey
- Implement cultural shift through digital work environment + Mission Alignments
- Continuous Development: Execute initiatives designed to improve work experience

Day: Zero | 30 | 60 | 90 | 100 | *Evolved State*

CULTURE

1. **Mission Alignment:** Execute proven organizational alignment exercise ("Mission Alignment") to translate company goals (aligned with executive compensation) to department leadership and then to individual employees ("What we do")

2. **Values Driven**: Evangelize our company values to ensure that all decisions are made in alignment with our company values. Recognize positive behavior ("How we do it")

3. **Happy Workforce:** Continuously promote initiatives that support the 4 drivers of happy employees: (1) productive, (2) challenged, (3) recognized and (4) enjoying work ("Who's doing it")


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
DIGITAL TECH
INNOVATION
ORGANIZATION
PEOPLE
CULTURE
STRUCTURE

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

ORGANIZATIONAL INITIATIVES

Focus Area	Initiative	Action Item
ORGANIZATION	PEOPLE	
	CULTURE	
	STRUCTURE	• Department • Sub-Department (Team) • Roles (Individual)

Day: Zero — 100 Day Plan Intro

Initiative	0–30	30–60	60–90	Evolved State
PEOPLE	Assess current functionality of departments	Align dept with exec strength		
CULTURE	Assess current team setup & output	Align team with department based on function		
STRUCTURE	Assess current titles with responsibilities	Match title with equivalent Role	Align Roles with Teams	Continuously monitor performance capacity of each Role

30 60 90 **100** *Evolved State*

STRUCTURE

1. **Department Structure:** Add proven Department structure to maximize department level accountability, functionality, effective controls and interdepartmental collaboration
2. **Sub-Department Structure:** Add proven Sub-Department structure to maximize sub-dept accountability, functionality and intradepartmental collaboration.
3. **Role Structure:** Add proven “Roles” for the organization to maximize individual employee accountability and productivity.
   - Continuously monitor Roles to streamline effective controls, assess people power and meet functionality needs of corporate strategy.


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
DIGITAL TECH
INNOVATION
PEOPLE
ORGANIZATION
CULTURE
STRUCTURE

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

FURTHER DETAILS ON ORGANIZATIONAL STRUCTURE

Large scale development requires an organizational structure that maximizes department level accountability & functionality, enables effective controls and interdepartmental collaboration, and allows workforce elasticity

- We have developed technology that enables us to execute our organizational strategy

ORGANIZATIONAL REQUIREMENTS

16 Departments
- Needed to execute large scale development (ex. Land)

80 Sub-Departments (Teams)
- Needed to execute department functions (ex. Unit Development)

250 Unique Roles
- Needed to execute Sub-Department functions (ex. Unit Development Agent)

2,500+ Workforce
- Needed to execute large scale development in the office and in the field (EQT employees and contractors)

BRUTE FORCE: Throw people at the problem

ORGANIZATIONAL STRATEGY

MODERN: Execute a strategy with technology

1. **Understand our core business**
   - Departments organized based on business function
2. **Understand the work**
   - Business functions translated to Team Workflows and key deliverables
   - Team Workflows digitized in our Digital Work Environment to expose deliverables across organization
   - Technology used to showcase health of all workflows
3. **Understand our human capital**
   - Performance capacity (horsepower) of each Role (ex. Unit Development Agent: clear 50 units per year; Drilling Engineer: run 3 Rigs)
   - Quantity of employees in each Role
   - Current horsepower of our workforce by Role, Team and Dept.
4. **Understand our future**
   - Future horsepower needs based on planned activity
   - Future functionality needs based on long term strategy

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

TECHNOLOGICAL INITIATIVES

Focus Area	Initiative	Action Item	Day: Zero		30		60	90	100	Evolved State
TECHNOLOGY	DIGITAL	• Digital Work Environment • Application Portfolio • IT Infrastructure	100 Day Plan Intro	Assess status of Digital Work Environment	Create Agile Backlog	On-Board Teams	Execute Digital Work Agile: Critical Path Items			Continuous Development: Agile Backlog: Operations
	OILFIELD			Assess Application "ecosystem"	Assess Ecosystem vs. Team Rice Digital Strategy		Execute Digital Work Agile: Digital Strategy			Continuous Development Agile Backlog: Digital Strategy
	INNOVATION			Asses IT legacy infrastructure	Assess legacy infrastructure for Digital Oilfield capability		Execute Digital Work Agile: Digital Oilfield			Continuous Development: Agile Backlog: Digital Oilfield

DIGITAL TECHNOLOGY

1. **Digital Work Environment:** Digitize the way we work by introducing the Digital Work Environment to electrify the Critical Path.
   - Restore key workflows used by departments to feed the critical path
   - Real-time dashboards restored to highlight critical insights ("turn the lights on", e.g. spending)
   - Breaks down silos formed via disconnected applications, private emails, & limited audience meetings.
2. **Application Portfolio:** Evolve EQT's application "ecosystem" to modern solutions in alignment with our Digital Strategy (Become One, Applications in 3D, prepared for 4D). Feed Agile Backlog
3. **IT Infrastructure:** Evolve EQT's IT infrastructure to modern solutions that enable Digital Oilfield solutions and 4D applications. Feed Agile Backlog


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
ORGANIZATION
PEOPLE
DIGITAL TECH
INNOVATION
STRUCTURE
CULTURE

135
RICE TEAM

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS FURTHER DETAILS ON DIGITAL WORK ENVIRONMENT ACQUIRE LAND AQCUIRE PERMIT DRILL FRAC PRODUCE GATHER TO SALES The Field RESULTS ACQUIRE LAND AQCUIRE PERMIT DRILL FRAC PRODUCE GATHER TO SALES GOALS GEOLOGY RESERVOIR EHS FINANCE ACCOUNTING IT HR MARKETING OPERATIONS LAND CIVIL DRILLING COMPLETIONS PRODUCTION MIDSTREAM PROJECT DEPARTMENTS Integrated Workflows • Radical Transparency • Clear Accountability • Teamwork Barriers Eliminated (100% Mobile) SUPPORT DEPARTMENTS Integrated Quality Controls • Holistic Decision Making • Massive Productivity • Ultimate Scalability Analytics Traditional Reporting Line Digital Workflow Evolution Leader 136

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

TECHNOLOGICAL INITIATIVES

Focus Area	Initiative	Action Item
TECHNOLOGY	DIGITAL	
	OILFIELD	• Existing Technology • Use New Technology • Electrify the Oilfield
	INNOVATION	

Day: Zero — 100 Day Plan Intro

Day 0–30	30–60	60–90	100	Evolved State
Assess existing oilfield technology	Apply best practices to exploitation benefits of existing oilfield technology	Incorporate best practices into standard Project Designs		
Assess "known" tech not being utilized	Implement Known Tech	Hunt for new oilfield technology to evolve performance. Add to Innovation Backlog: Tech Hunt		Continuous Development Innovation Backlog: Tech Hunt
		Prepare "Electrify the Oilfield" Action Plan to enable "Digital Oilfield" capabilities (production automation)		Continuous Development: Execute Electrify Action Plan

OILFIELD TECHNOLOGY

1. **Exploit Existing Technology:** Maximize the benefits of existing technology by safely pushing performance of our equipment, incorporate best practices into standard Project Design

2. **Use New Technology:** Introduce proven technology to the system. Hunt for new technology to relieve system constraints.

3. **Electrify The Oilfield:** "Connect" our assets in the field to enhance our Digital Oilfield capabilities and set the table for the 4th Industrial Revolution (AI, ML, Automation)


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
ORGANIZATION
PEOPLE
DIGITAL TECH
INNOVATION
STRUCTURE
CULTURE

137

RICE TEAM

TECHNOLOGY INITIATIVE: NEW TECH TO ELECTRIFY THE OILFIELD V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS Cost savings from Electric Frac crew technology not considered in base case ESG Benefits “Dual Frac’ing” Improved Safety Elimination of Diesel Burn Reduction in Noise Fuel Savings Lower Costs Lower Maintenance Time Savings Electric Frac Fleets Innovation Upside Bigger Water Logistics Efficiency Tech Frac two wells at the same time (pump up to 36 hours in one day) • DOUBLE Stages/day • 50% reduction in cycle times • 50% less frac crews needed Step Change In Frac Efficiency 138

TECHNOLOGICAL INITIATIVES V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS Day: Zero 90 60 30 Evolved State 100 Focus Area Initiative Action Item 100 Day Plan Intro Communicate new Innovation Process & Train Staff TECHNOLOGY • Drive Innovation Machine • Prepare Organization • Build Innovation Machine INNOVATION OILFIELD DIGITAL INNOVATION Stand Up Innovation Machine App Centralize Innovation Ideas into Innovation Backlog Prioritize Best Value Ideas Continuous Development: Innovation Backlog 1. Build Innovation Machine: Stand up centralized process to manage innovation across organization 2. Prepare Organization: Train employees how to feed the machine (i.e. push this button) & provide overview on how we process ideas (“Innovation Pipeline”) 3. Prioritize & Execute: Focus innovation efforts on company strategy and highest value projects 139

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

OPERATIONAL INITIATIVES

Focus Area	Initiative	Action Item
OPERATIONAL	DEVELOPMENT PLANNING	• Proven Well Design • Proven Schedule Design • Planning Resources
	EXECUTION	
	SCALE	

Day: Zero		30	60	90	100	Evolved State
100 Day Plan Intro	Implement Well Design Strategy Standardize Well Types	Assess EQT Science Implement Best Well Design	Standardize Well Design Deck			Continuous Development: Well Design App & Science Insight
	Implement Schedule Design Strategy Standardize Dev. Runs	Baseline Schedule vs. Key Schedule Constraints	Schedule Optimization to maximize Combo development opportunities			Continuous Development: Schedule App & Insight
	Core Stack	Core Stack Alignment	Core Stack GIS			Continuous Development: Core Stack GIS Team Maps

DEVELOPMENT PLANNING

1. **Proven well design**: Implement proven best well design strategy ("BWD") for each Well Type. Improve well designs through Science program and Lower 48 surveillance.
2. **Efficient Schedule:** Implement proven schedule design strategy, baseline against schedule parameters, optimize schedule via Schedule App
3. **Planning Resources:** Centralize key spatial data ("Core Stack" and GIS) to enable holistic well design compliance, scheduling and budgeting. Optimize field layout for BWD parameters and Ops Schedule parameters.


PLANNING
EXECUTION
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
DIGITAL TECH
INNOVATION
ORGANIZATION
PEOPLE
CULTURE
STRUCTURE

140
RICE TEAM

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

OPERATIONAL INITIATIVES

Focus Area	Initiative	Action Item	Day: Zero		30	60	90 – 100	Evolved State
OPERATIONAL	DEVELOPMENT PLANNING	• Project Management • Accurate Budgeting • Procurement	100 Day Plan Intro	Establish standard Project Type	Incorporate best practices into standard Project Type & align with well design parameters	Create a deck of Projects tied to schedule		Continuous Development: Project Deck Optimize
	EXECUTION			Assess current budget assumptions	Create budget based on initial budget assumptions	Refine & optimize budget assumptions		Monitor Master Assumptions
	SCALE			Assess Services	Service & Service Provider Deck	Consolidate all bids into a centralized Bid Deck	Generate operational budget based on actual bids "Real Bid Budget"	"Blue Pages" App & Insight

EXECUTION

1. **Project Management**: Identify project types, best practices, and ensure in sync with Well Design and Operations Schedule
2. **Accurate Budgeting:** For each well type, list master assumptions, translate to project deck for spending over time. Monitor assumptions to match performance expectations
3. **Procurement:** Centralize procurement database and integrate procurement with project deck to generate accurate budget based on real bids ("Real Bid" Budget)


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
DIGITAL TECH
TECHNOLOGY
INNOVATION
ORGANIZATION
PEOPLE
CULTURE
STRUCTURE

141

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V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

OPERATIONAL INITIATIVES

Focus Area	Initiative	Action Item	Day: Zero	30	60		90	100	Evolved State
OPERATIONAL	DEVELOPMENT PLANNING		100 Day Plan Intro	Assess EQT Current Water Action Plan	Water System Deck	Assess Water Constraints	Final Water Action Plan	Execute Water Action Plan	Water Sourcing Forecast
	EXECUTION			Assess EQT Current Midstream Action Plan	Gathering System Deck	Assess Constraints	Final Midstream Action Plan	Execute Midstream Action Plan	Gathering System Forecast
	SCALE	• Water Infrastructure • Midstream Infrastructure • Asset Management		Assess Leasehold & Non-Core Wells	Asset Ranking Leasehold categorization Non-Core Well categorization	Asset Management Action Plan		Execute Asset Management Action Plan	Asset Management Insight

SCALE

1. **Water Infrastructure:** Maximize efficient installation and utilization of water infrastructure
2. **Midstream Infrastructure:** Maximize efficient installation and utilization of gathering infrastructure
3. **Asset Management:** Continuously high grade our asset base (leasehold, wells, sites, facilities, etc.) to ensure we maintain a commitment to quality over quantity


EXECUTION
PLANNING
SCALE
OPERATIONS
RICE TEAM
EVOLUTION COMMITTEE
OILFIELD TECH
TECHNOLOGY
DIGITAL TECH
INNOVATION
PEOPLE
ORGANIZATION
CULTURE
STRUCTURE

142

RICE TEAM

FURTHER DETAILS ON DEVELOPMENT PLANNING: WELL DESIGN

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

Large scale development magnifies the importance of deploying the right well design

- We have developed and integrated well design technology that enables us to execute our well design strategy

WELL DESIGN REQUIREMENTS

6+ Well Types
- Needed to standardize the execution of large scale development across leasehold (ex. OH-Utica Wet, PA-Marcellus)

40+ Parameters
- Needed to identify major factors on well economics (ex. Landing Zone, Frac size, Spacing, Production Method)

240+ Well Design Parameters
- Needed to generate optimum design for each Well Type (ex. PA-M Frac Size: 2200 lbs/ft)

4,000+ Wells
- Must have the optimum design for the environment in which we are developing.

BRUTE FORCE: Random designs and miss type curve

WELL DESIGN STRATEGY

MODERN: Execute a strategy with technology

1. **Understand our program**
   - Company Operational Goals (CAPEX guidance, Production Guidance, etc)
   - Company Asset Base
2. **Understand the parameters**
   - Understand the physics
   - Understand the empirical data
3. **Understand the influencers**
   - Understand each parameter's influence on well economics relative to commodity price, service market and operation
4. **Understand how to innovate**
   - Focus on biggest influencers
   - Understand industry trends and technology
   - Execute science program that is methodical and aligned with corporate strategy

143

RICE TEAM

FURTHER DETAILS ON DEVELOPMENT PLANNING: OPERATIONS SCHEDULE

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

Large scale development magnifies the importance of operations scheduling

- We have developed & integrated ops schedule technology that enables us to execute our scheduling strategy

SCHEDULING REQUIREMENTS

3+ Region Schedules
- Needed to execute large scale development across leasehold (ex. Ohio, SWPA, WV)

40+ Schedule Constraints
- Needed to maximize capital efficiency of Region Schedules (ex. Spend, Well Design, Land, Permits, Equipment, Midstream)

100+ Development Runs
- Needed to execute 36 month operations schedule (ex. Alpha Unit – North, 5 wells)

2,000+ Projects
- Needed to deliver all Development Runs (ex. Alpha Well #1A – HZ Drilling)

BRUTE FORCE: Drill whatever you can and miss budget

SCHEDULING STRATEGY

MODERN: Execute a strategy with technology

1. **Understand our program**
   - Company Operational Goals (ex. CAPEX guidance, Production Guidance)
   - Regional Constraints
2. **Understand the constraints**
   - Understand the logistics behind the constraint
   - Understand constraint's impact on capital efficiency
3. **Understand our schedule**
   - Ensure schedule meets program goals.
   - Short term awareness and long term vision of factors that impact our schedule's capital efficiency
4. **Understand how to optimize**
   - Focus on biggest capital efficiency influencers
   - Execute Schedule Change program that is methodical and aligned with corporate strategy

144

RICE TEAM

Large scale development magnifies the importance of oilfield services procurement ▪ We have developed supply chain technology that enables us to execute our procurement strategy. V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS 1. Understand our program • Project design, schedule and activity levels 2. Understand the service • “True cost” of Service (what are margins for service) • “Holistic cost” of Service (to entire operation) 3. Understand our options • Increase options of quality providers for each service (financially stable, aligned with our values) 4. Understand the market • Current bid prices and trends • Macro Cost drivers (ex. rig count, commodity price) • Service Cost Drivers (ex. steel, diesel, labor) Services • Needed to execute all Project Types (ex. 8½” PDC drill bit) 450+ Services Providers • Needed to deliver all Services (ex. Baker Hughes) 500+ Bids • Needed to execute procurement strategy (ex. Baker 8½ PDC June Bid) 10,000+ 20 Project Types • Needed to execute large scale development (ex. HZ Drilling) PROCUREMENT REQUIREMENTS PROCUREMENT STRATEGY FURTHER DETAILS ON OPERATIONAL EXECUTION OF PROCUREMENT BRUTE FORCE : Play the spot market & be a price taker MODERN : Execute a strategy with technology 145

HOW DO WE ACHIEVE $735 / FOOT IN PA-MARCELLUS?

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

Budget reflects:

- Operational efficiencies achieved by Rice/peers
- Current service market
- EQT water dynamics
- Inclusive of all pad/facility/capitalized costs


$735
$475
$120
$71
$25
$7
$38
Pad
Tophole
HZ
Frac
TIL & Facility
Capitalized G&A

DEVELOPMENT PLANNING ELEMENTS

Key Well Design Elements

Design Parameter	Qty	Measurement
Lateral Length	12000	ft
Drilling Quality	>95%	In Target Zone
Casing Design	100%	Compliant
Cement Design	100%	Compliant
Motor Type	100%	Rotary Steerable
Mud Type	100%	Oil Based
Sand Concentration	2200	#/ft
Fluid Concentration	2000	gals/ft
Stage Spacing	160	Ft
Cluster	8-10	Clusters per stage
Water Recycling	90	%
Flowback Costs		Included
SMART Pad Capabilities		Included
Pad Dehydration		Included
Tubing Install		Delayed Tubing
Type Curve	100%	Compliant

Key Schedule Design Elements

Milestone	Qty	Measurement
Site Construction	70	Days
Wells per Run	4	Wells
Wells per Site	10	Wells
Conductor	1	Days/well
Tophole Drilling	8	Days/well
Tophole Rig Move	2	Days
Horizontal Drilling	40	Wells/year
Horizontal Rig Move	6	Days
Completions Pad Prep	7	Days
Completions MIRU/RDMO	5	Days
Completions	6	stages/days
Drillout/Tubing (< 4 wells)	5	days/well
Drillout/Tubing (>= 4 wells)	2.5	days/well
Prod Fac Install (< 4 wells)	15	days
Prod Fac Install (>= 4 wells)	20	days

146

RICE TEAM

HOW DO WE ACHIEVE $735 / FOOT IN PA - MARCELLUS? (CONT’D) V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS $10 $435 $29 $2 Set Up Frac Stage Drill Out Clean Up WELL COST FRAC COST $130 $99 $99 $19 $31 $25 $31 $20,857 $15,833 $15,840 $3,000 $5,000 $4,001 $5,000 Water Cost Horsepower Sand Chems Wireline & Plug Diesel Misc STAGE COST COST PER STAGE COST PER FOOT $260 $475 OTHER FRAC $ 735 $475 COST PER FOOT $435 COST PER STAGE $69,500 SERVICE DETAIL COST 2,000 GAL PER FT WATER 75% Fresh, 25% PW Fresh: $2.15/bbl PW: $4.50/bbl DESIGN COST Pump Time: 100 min HP Rate: 10 bpm/cluster $9,500 per hour DESIGN COST 2200 # PER FT SAND 80% 100 mesh $90 PER TON FOB SITE DESIGN 1 Stage = 160 feet REFLECTS PRICING RECEIVED FROM SERVICE PROVIDERS TODAY 147

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

BRIDGE TO THE RICE TEAM'S $735/FT


EQT WELL COST BRIDGE ($/ft)
EQT
$1,095
Capitalized Costs
$115
D&C Efficiencies
$135
Leveraging Scale
$110
Rice Plan
$735

RICE Results (4Q earnings release)

"…we averaged 51 wells drilled per rig per year…we completed an average of 6 stages per day in 2016…"

EQT 2019	RICE PLAN
Uncoordinated <4 well pads	
▪ Manual Workflows ▪ Consultants ▪ Contractors	▪ Tech Driven Processes = 2x employee efficiency ▪ Entire workforce working off master schedule
▪ 25 wells drilled per rig year ▪ 3-4 stages per day	▪ 40 wells drilled per rig year ▪ 6+ stages per day
▪ Uncoordinated schedule ▪ Spot market pricing ▪ Inefficient water handling	▪ Materials sourced 12+ months out in bulk ▪ Reduced trucking costs due to effective planning
	Combo Pad Development

148

TRANSLATING LOWER WELL COSTS TO CAPEX BUDGET V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ▪ We expect well cost reductions across all 3 operating areas, with 90% of the incremental cash flow generating from Rice Energy’s historical operating footprint ▪ Our cash flow estimates account for EQT’s 2019 capital allocation, development schedule and lateral lengths PA - Marcellus 12,000’ 143 WV - Marcellus 6,800’ 26 OH - Utica 10,900’ 16 Region: Avg. Lat Length: Net Wells Hz Drilled: Avg./Tot. 11,200’ 185 $360/ft Savings in PA - M $500mm of Well Cost Reductions $1,095 $735 $1,303 $967 $1,230 $1,039 $1,137 $806 EQT Rice EQT Rice EQT Rice EQT Rice $1,231 $822 $202 $146 $315 $260 $1,748 $1,228 EQT Rice EQT Rice EQT Rice EQT Rice Well Costs ($/ft) Development Capex ($mm) DEVELOPMENT PLAN 149

VALUE GENERATING BY 2019 WITH FULL BENEFIT REALIZED BY 2021+

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

We are taking a methodical approach to create a sustainable EQT


RICE TEAM
EVOLUTION COMMITTEE
OPERATIONS
TECHNOLOGY
ORGANIZATION
EXECUTION
PLANNING
SCALE
PEOPLE
CULTURE
STRUCTURE
INNOVATION

- Bring in Rice Team
- Implement 100 Day plan

- Enhanced front line leaders pushing field performance
- Entire organization prepping logistics for large scale projects

- Large scale projects hit schedule
- Technology fully implemented
- Massive efficiencies realized


EQT 2019
Rate of Change
EQT Target 10%
COSTS
Peers
Sustainable cost cutting initiatives above base Rice plan in 2021+
2019
2020
2021

150

RICE TEAM

THE RICE PLAN PROVIDES A REASON TO OWN EQT STOCK

V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS

Incremental $500mm of FCF per year by lowering well costs to levels achieved by Rice Energy and peers

FREE CASH FLOW YIELD ACCRETION(1)

- If Rice Team operated EQT's asset base… *free cash flow yield increases to **~19%***


EQT 2019E Free Cash Flow Yield
8%
19%
EQT
Rice Team

NET ASSET VALUE ACCRETION(2)

- If Rice Team operated EQT's asset base… *NAV per share increases **~60%***


Net Asset Value ($/share)
$20
$32
EQT
Rice Team

Cycle of Value Creation: More free cash flow to buyback stock with ~60% higher intrinsic value under Rice Plan and repay debt

1. Assumes EQT stock price of $18/sh. EQT estimates $350mm of free cash flow in 2019 as of January 2019. Rice Team assumes an incremental $500mm of free cash flow per year above EQT January guidance.
2. EQT NAV per Wall Street Research. Rice Team NAV accretion assumes Rice Team lowers wells costs to $735/ft in PA-Marcellus, $967/ft in WV-Marcellus and $1,039/ft in OH-Utica.

151

RICE TEAM

$400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 4,000 6,000 8,000 10,000 12,000 14,000 RICE OPERATED AT LOWER WELL COSTS THAN OUR TARGETED GOAL 1. Rice estimates PA - Marcellus 2018 EQT well costs of $1,250/ft inclusive of pad construction, facilities, capitalized overhead and other capex. 2. EQT estimates $95mm of pad construction and facilities capex in PA - Marcellus in 2019. Pad construction capex distributed over net horizontal feet spud and facilities capex distributed over net horizontal feet TIL per EQT 2019 guidance. EQT estimates $200mm of capitalized overhead and other capex in 2019. Rice estimates $20mm of capitalized interest implying $180mm of capitalized costs allocated to well development, and $130mm allocated to PA - Marcellus pro - rata based on activity and distributed over net horizontal feet TIL. 3. Per Rice Energy conference call transcripts and earnings press releases. Historical costs include pad construction, facilities and have been adjusted to include capitalized overhead and other costs. V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ▪ From 2Q16 to 3Q17 (Rice Energy’s final quarter before the merger), Rice Energy averaged $790/ft for laterals with an average lateral length of 8,800’ ▪ When afforded the opportunity to drill longer laterals (i.e. > 11,000’ , those available to EQT following the Rice Energy merger), Rice Energy developed laterals for ~ $700/ft – EQT’s 2019 average PA - Marcellus lateral length = 12,000’ $1,250/ft EQT 2019 Guidance (2) RICE 2017 8,000’ Budget: $875/ft (Revised down in 2Q) RICE Results (3) D&C $/ft Lateral Length $1,095/ft Rice Well Cost Curve EQT 2018 Actual (1) $735/ft Rice Guidance RICE Quarterly Avg: 8,800’ Laterals: $790/ft EQT “10% Initiative” $700/ft Long Term Goal Budget/Guidance We have executed at these levels before PA - MARCELLUS COSTS VS. LATERAL LENGTH 152

THE RICE TEAM HAS LED A SUCCESSFUL TRANSFORMATION WITH THE SAME PLAN V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS 0 5 10 15 20 25 30 35 40 45 50 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 Drilling Efficiency: Yearly Wells Drilled Per Rig Rice 2015 Peer Avg Performance 2015: Transformation Initiated 2016: Transformation Realized Rice 2016 - 2017 Peer Leader EQT 2019 RICE 2015 EQT 2015 1. High - grade department leaders 2. Infuse technology into organization 3. Re - aligned employee base • Large scale development projects • Operations team doubles efficiency • Peer leading costs achieved 2019: Rice Plan for EQT 1. High - grade department leaders 2. Infuse technology into organization 3. Re - aligned employee base Source: RigData. 153

THE RICE TEAM HAS LED A SUCCESSFUL TRANSFORMATION (CONT’D) $1,220 $800 $790 – $200 $400 $600 $800 $1,000 $1,200 $1,400 2015 2016 2017 $0.69 $0.40 $0.33 – $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 2015 2016 2017 $/ft $/mcfe 1. Raw data provided by RSEG. Marcellus formation only. 3 - Stream EURs. Oil converted to gas equivalent at 15:1 and NGLs converted t o gas equivalent at 6:1 to reflect current price environment. All EURs have been adjusted to reflect 50 - year life consistent with EQT reporting methodology. 2. Average of last 6 quarters. PA - MARCELLUS WELL COSTS ($/ft) F&D COSTS ($/mcfe) V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS EURs increased 36%, well costs decreased 35% and F&D decreased 50% 1.8 2.4 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 2.0 Bcfe/1K’ 2015 2016 2017 PA - MARCELLUS EURs (1) Avg Lateral Length ~8,800’ (2) 154

RICE TEAM’S BALANCED CAPITAL ALLOCATION FRAMEWORK V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS Monetize $1bn ETRN stake near - term to reduce leverage and buy - back stock $2.25 HHUB $2.50 HHUB $2.75 HHUB DEBT REPAYMENT 100% 50% 20% STOCK BUYBACKS 0% 50% 80% 2023E LEVERAGE 2.1x / 3.4x 1.8x / 2.4x 1.8x / 2.0x % OF SHARES BOUGHT BY YE23 0% / 0% 30% / 15% 70% / 40% Illustrative Uses of Free Cash Flow The Rice Plan offers more downside protection while also allowing shareholders to participate in massive value creation RICE PLAN / EQT PLAN Source: Rice Team estimates. Share buybacks assume $18/sh growing at 10% per year. 155

WE SEE INCREMENTAL FCF OPPORTUNITIES BEYOND OUR $500MM/YR GOAL V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS 1. Source: DI. Our primary focus is lowering well costs but there are multiple, additional optimization opportunities at EQT FCF OPPORTUNITIES Well Productivity $0 - $50mm/yr ▪ Across all wells in Washington and Greene County, Rice Energy wells consistently outperformed EQT by 10% ▪ Science Program app: Well performance gap widened in ‘17 (50%+) due to Rice Energy’s continuously improving well design ▪ Competitor Intelligence: Lower 48 surveillance to ensure we are taking the best of what the industry has to offer West Virginia $0 - $50mm/yr ▪ Since 2016, EQT has spent ~$2bn on acreage in W.V. and has drilled < 10 wells to date on newly acquired acreage (1) ▪ EQT average lateral length of 6 - 7K’ generates marginally economic wells ▪ Leasehold acquisition app to transform EQT’s acreage position into a developable block capable of long laterals Land Capex $0 - $50mm/yr ▪ EQT plans to spend $200mm on land each year, largely to maintain its existing leasehold position and fill in units ▪ Effective development planning can significantly reduce leasehold maintenance spend (lease extensions) ▪ Rice Energy saved $85mm in extension fees with a leasehold management app integrated into our development plan Operating Expenses/LOE $0 - $15mm/yr ▪ Rice Energy pioneered the Smart Pad Facility Design with multiple censors to automate 90% of pad operations ▪ Rice Energy’s water and logistics app can generate reductions in LOE Midstream Curtailments $0 - $250mm/yr ▪ EQT has 10% of its production base shut - in due to ineffective planning. This represents $250mm of cash flow ▪ Rice Energy averaged 99% uptime due to effective planning Marketing Optimization $0 - $30mm/yr ▪ EQT is the largest producer of natural gas in the US ▪ Rice Energy turned its marketing department into a profit center to generate higher realized pricing ▪ $0.01/mcf = $15mm of free cash flow 156

UNDER THE RICE PLAN, EQT WOULD BE A SUSTAINABLE BUSINESS ▪ The US is currently exporting over >10 Bcfpd of natural gas (~12% of domestic supply) with plans to ramp export capacity to >25 Bcfpd by the end of 2025 ▪ Emerging global economies (e.g. China, India, SE Asia) will require massive amounts of energy – Many are turning to natural gas to meet demand – Natural gas is cost competitive with coal and emits 50% less CO2 when burned to generate power ▪ US natural gas producers are struggling, particularly in Appalachia (stressed balance sheets, depressed valuations). EQT is no exception and is the largest domestic natural gas producer in the US – Collectively, the Appalachia Basin produces nearly 40% of the US supply V. THE RICE PLAN MAXIMIZES VALUE FOR EQT SHAREHOLDERS ▪ The health of EQT and other Appalachia operators is required to maintain low - cost natural gas both domestically and to the rest of the world ▪ EQT has not come to grips with the fundamental change required for EQT to thrive in a low gas price environment. – This is reflected in their plan: reactionary, set at unrealistic gas prices, led by an unproven management team ▪ The Rice Team’s plan would transform EQT into a modern, digitally enabled energy company – Aggressive focus on driving down costs led by proven management team that can thrive in any gas price environment Source: EIA. 157

REALIZING EQT’S POTENTIAL VI. CONCLUSION

WE WANT TO DELIVER A SUSTAINABLE EQT WITH HIGH CASH FLOW VI. CONCLUSION We believe EQT has fantastic assets that are being under - and mis - managed by its current Board and leadership team – the Rice Team plan can deliver $500 million of additional FCF per year and future - proof the Company ▪ EQT is an enormously important Company for the country, economy and environment – EQT must adopt a long - range strategy to lower its costs and ensure sustainability and stability in all pricing environments – Current Board and leadership team has failed to drive costs lower or instill a modern operating culture and processes ▪ By installing Toby Rice as CEO, seating a new Board and adopting the Rice Plan, EQT can generate great returns for shareholders while ensuring EQT can operate in any pricing environment as a low - cost leader in the Appalachian Basin – The Rice Plan will deliver $500mm/year of additional FCF versus EQT’s January 2019 plan, by operating more efficiently and having higher well productivity – We see further upside through a number of specifically - identified optimization opportunities ▪ The Rice Team are not activists – they are operators who own 7.5mm shares and are fully aligned with shareholders – Toby Rice is the most qualified leader for EQT based on his experience transforming Rice Energy to a cost leader – The Rice Team consistently delivered superior operating performance on the exact same asset base EQT operates today 159

TOBY RICE IS THE BEST LEADER FOR EQT VI. CONCLUSION Rob McNally INDUSTRIAL REVOLUTION SPECTRUM On EQT: “EQT can be a technology - enabled, sensor - driven modern and efficient energy company poised for long - term sustainability and greatness.” Experience and Skills: • Created billions in value for shareholders • Ran the most efficient natural gas company in Appalachian Basin by applying technology and process to an old - world business On EQT: “I think to truly get to a manufacturing type operation , it takes a little bit different mindset” Experience and Skills: • Investment banker • Chief Financial Officer Toby Rice 160

INVESTORS AND ANALYSTS HAVE WELCOMED OUR INVOLVEMENT VI. CONCLUSION Permission has not been sought or obtained for the use of quotes. Like many shareholders, we have been disappointed in the current management’s poor execution and are excited about the prospect of Toby Rice and the Rice Team returning to lead the Company and deliver the performance improvements shareholders deserve … We support the Rice Team because they are seasoned operators with a proven track record of delivering peer - leading results on the exact assets that EQT owns today. Our sentiment appears to be widely held among shareholders.” 1/11/19 [there is] overwhelming support of the Rice proposal as it relates to necessary improvements in capital efficiency.” 1/14/2019 Rice’s case for change is strong .” 3/21/19 Permission has not been sought or obtained for the use of quotes. We are intrigued by the Rice team’s mode of activism as it is a campaign that is mostly driven on measured, operational metrics and corporate data rather than questionable assumptions of outside investors who may not be invested for the long haul.” 4/9/19 I agree fully with the Rice plan released today … Change is needed in the EQT boardroom and Toby Rice is a true operator and the best person to help the company capture the full value of the asset base." 3/21/19 Steve Schlotterbeck, former CEO, EQT 161

RICE TEAM NOMINEES ARE MORE QUALIFIED

RICE TEAM NOMINEES						EQT NOMINEES OPPOSED BY THE RICE TEAM				
Lydia Beebe	Lee Canaan	Kate Jackson	John McCartney	Hallie Vanderhider	**Skills/Experience**	Christina Cassotis	William Lambert	Gerald MacCleary	Valerie Mitchell	Christine Toretti
✔	✔	✔	✔	✔	Energy Industry Experience	✘	✘	✘	✔	✔
✔	✔	✔	✔	✔	Public Company Board Experience	✔	✔	✘	✘	✔
✔	✔	✘	✔	✔	Lives Outside Pittsburgh	✘	✘	✘	✔	✘
✘	✘	✔	✔	✘	Technology and Innovation	✘	✘	✔	✘	✘
✘	✔	✘	✔	✔	Financial Expert	✘	✔	✔	✘	✔
✔	✔	✔	✔	✔	Turnaround	✘	✘	✘	✘	✘
✔	✔	✔	✔	✔	Public Markets	✘	✔	✘	✘	✔

VI. CONCLUSION

162

RICE TEAM

THE CLEAR CHOICE FOR SHAREHOLDERS

RICE TEAM

✓ **TEAM: Highly qualified and experienced team**
- Successful, experienced senior leadership, including Toby Rice
- #1 Appalachia stock performer: 95% outperformance vs peers [1]

✓ **PLAN: Proven and executed successfully before**
- Operational model formulated through years of developing this exact asset
- Successfully implemented at Rice Energy, an industry leader in Appalachia

✓ **TRACK RECORD: Peer-leading results**
- Basin leading costs and well productivity
- Averaged $790/ft for 8,800' PA-Marcellus laterals last 6 quarters and ~$700/ft for 11,000' laterals

Offering Targets that We Have Exceeded in the Past with Identified Opportunities for Further Upside

EQT

- **TEAM: Legacy EQT leaders who have not delivered**
  - CEO lacks operational experience
  - New COO has virtually no experience with these assets
- **PLAN: Untested and lacks supporting evidence**
  - Working toward "manufacturing mode" for 2-years with no meaningful progress
  - Despite intentions to do better, little evidence of capability to do so
- **TRACK RECORD: No improvement to well costs**
  - $10bn in acquisitions to enable long laterals. No cost benefits realized
  - Averaged $1,250/ft for 12,000' PA-Marcellus laterals in 2018

Offering Aspirational Goals It Has Failed to Achieve and that Are Below Peers

1. Peers include: AR, COG, CNX, EQT, RRC, GPOR.

VI. CONCLUSION

163
RICE TEAM

VOTE THE WHITE UNIVERSAL PROXY CARD The directors we support would constitute a well - rounded, experienced Board to lead EQT ENERGY EXPERIENCE EXPERIENCE WITH BOARD ROLES Public Board Experience Other Than EQT General Upstream Operating Audit Comm Comp Comm Gov Comm RICE NOMINEE LYDIA BEEBE ✔ ✔ ✔ ✔ ✔ ✔ LEE CANAAN ✔ ✔ ✔ ✔ ✔ ✔ KATE JACKSON ✔ ✔ ✔ ✔ JOHN MCCARTNEY ✔ ✔ ✔ ✔ ✔ DANIEL RICE IV ✔ ✔ ✔ TOBY RICE ✔ ✔ ✔ HALLIE VANDERHIDER ✔ ✔ ✔ ✔ EQT NOMINEES WE SUPPORT Philip Behrman ✔ ✔ ✔ Janet Carrig ✔ ✔ James McManus ✔ ✔ ✔ ✔ ✔ Anita Powers ✔ ✔ ✔ Stephen Thorington ✔ ✔ ✔ ✔ ✔ ✔ VI. CONCLUSION 164

VI. CONCLUSION 165

REALIZING EQT’S POTENTIAL VII. APPENDIX

REALIZING EQT’S POTENTIAL APPENDIX A: EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

EQT CLAIMS THE FACTS The EQT Nominees are more experienced and diverse than the Rice Team nominees ▪ The Board that would result following the election of the Rice Team’s nominees and recommendations will be a highly qualified, experienced and diverse Board ▪ EQT recruited three directors in November 2018 that have no energy experience, but who live or work in Pittsburgh; that is not a key qualification for serving on the EQT Board Toby Rice is singularly focused on installing himself as CEO and irresponsibly packing the Board and management team with his friends and family ▪ The Rice Team is a top 10 shareholder. The Rice Team engaged with EQT at the request of EQT’s shareholders ▪ If the Rice Team nominees are elected, the Board will continue to consist of 10/12 independent directors ▪ Toby Rice began this process by approaching EQT privately offering his assistance in turning around EQT’s performance and making it clear that titles were not important Rice plans to immediately fire EQT senior management and replace with former Rice Energy employees ▪ We have never said that . Shareholders are fortunate that we have a stable of talent ready, willing and able to join. We will evaluate EQT’s current team and build the best team possible accounting for both performance and continuity ▪ We attracted the best at Rice Energy from across the US, we will do it again The Rice Team is unwilling to negotiate a settlement ▪ We made it very clear that we were open to a negotiated solution for the benefit of all shareholders ▪ We were asked by several large investors to get involved and we offered to help, without Board seats, but were rejected EQT’S CLAIMS IN THIS ELECTION CONTEST ARE MISLEADING EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM 168

EQT'S CLAIMS IN THIS ELECTION CONTEST ARE MISLEADING

EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

	EQT CLAIMS	THE FACTS
1	Rice's well productivity is better because many of EQT's wells were co-developed with the Upper Devonian which impacted performance	▪ EQT, McNally specifically, **contradicts himself in a matter of six months** noting that the Upper Devonian "doesn't have much of an impact" and then later claiming it impacts Marcellus production by "10-15%" ▪ RS Energy published a report comparing Rice Energy and EQT's wells results and concluded **that Rice Energy's wells consistently outperformed EQT after accounting for EQT's claim**
2	Rice Team's estimated well costs ignore historical results and today's oilfield service market	▪ **Rice Energy executed at $700/ft on long laterals (11,000')** ▪ Rice Energy's forecast is based on today's service costs and planned lateral lengths ▪ **All Appalachia Peers except EQT have decreased well costs since 2016 and 2017**
3	Rice Team fails to account for EQT's footprint, infrastructure and produced water dynamics	▪ **90% of EQT's 2019 activity is concentrated within Rice Energy's operating footprint** ▪ Our forecasted well costs reflect EQT's produced water dynamics
4	No EUR uplift exists between EQT's wells at 880' spacing and the Rice 1,000' claim	▪ **Rice Energy wells consistently outperform EQT's by 10%** ▪ Rice Energy's historical well design (250+ wells) is 20% more aggressive than EQT's historical frac and in line with EQT's new upsized frac. Rice Energy's aggressive base design is already in our well cost assumptions ▪ EQT's assertions around spacing are based on a sample size of three wells, not supported by robust data set
5	Rice Team expensed many well cost components that are capitalized by EQT, artificially deflating $/foot metric representing $150mm of cash flow per year	▪ **Rice Energy actual LOE ($/mcfe) was lower than EQT's LOE based on 3Q17 results (pre-merger)** ▪ EQT's low 2019 LOE is a function of fixed cost leverage afforded by the Rice Energy merger ▪ No material accounting differences; companies had same accounting firm and audit partner
6	"There is no magic app" to reducing land spend	▪ EQT's bloated land capex budget is another symptom of poor operational planning. The Rice Team estimates that ~30% of EQT's development in 2018 was off new pads that would extinguish leasehold obligations meaning a significant portion of EQT's development could have been used to extinguish leasehold obligations.

169

RICE TEAM

1 RICE'S WELLS CONSISTENTLY OUTPERFORMED EQT'S WELLS

EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

EQT Claim: Upper Devonian impacts Marcellus well productivity by 10-15%

- McNally claims EQT wells are inferior to RICE wells because EQT co-developed the Upper Devonian which impacted their Marcellus EURs relative to RICE
- **1Q19 Conference Call:**
  - McNally: "This co-development typically drives 10-15% underperformance relative to Marcellus wells without those offsets"
- **This is inconsistent with previous comments made 6 months prior:**
- **3Q18 Conference Call:**
  - McNally: "…the type curves we put out are based on a per foot basis or the type curve right now is 2.4 Bcf per 1,000 feet of lateral…"
  - Analyst: "And I know you had talked about the Upper Devonian being sort of a use it or lose it formation in the past that you wouldn't be able to go back and get it. And so I guess does the Bcf per 1,000 foot go up as a result of dropping that out of the program?
  - McNally "No, it really doesn't have an effect"

RSEG report from March 2019 notes that the data shows that Marcellus wells offsetting Upper Devonian units only impact well performance by 4%, not the 10-15% claimed by management



RS ENERGY GROUP

March 7, 2019

EASTERN US
CAPITAL MARKETS

MARCELLUS MANIA
Rice Versus EQT

ANALYSTS

Farzin Mou, E.I.T.
Senior Research Associate
403.536.4947
farzin.mou@rseg.com

Alex Ljubojevic
Senior Vice President
403.539.6129
alex.ljubojevic@rseg.com

Jason Levesque, M.Sc., G.I.T.
Geology Associate
587.287.3109
jason.levesque@rseg.com

FOCUS

What is RSEG's view on competing arguments made by EQT and the Rice team?

KEY POINTS

- EQT stated that some of its 2016 and 2017 Marcellus wells had a 10-15% reduction in recoveries due to offsetting Upper Devonian units. Based on the data, we see a muted impact of ~4%.

170

RICE TEAM

RICE HAD A TRACK RECORD OF DELIVERING LOWER WELL COSTS PER FOOT 1. Rice estimates PA - Marcellus 2018 EQT well costs of $1,250/ft inclusive of pad construction, facilities, capitalized overhead and other capex. 2. EQT estimates $95mm of pad construction and facilities capex in PA - Marcellus in 2019. Pad construction capex distributed over ne t horizontal feet spud and facilities capex distributed over net horizontal feet TIL per EQT 2019 guidance. EQT estimates $200m m o f capitalized overhead and other capex in 2019. Rice estimates $20mm of capitalized interest implying $180mm of capitalized cos ts allocated to well development, and $130mm allocated to PA - Marcellus pro - rata based on activity and distributed over net horizont al feet TIL. 3. Per Rice Energy conference call transcripts and earnings press releases. Historical costs include pad construction, facilitie s a nd have been adjusted to include capitalized overhead and other costs. EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM EQT Claim: Rice Energy’s estimated well costs ignore historical results and today’s oilfield service market ▪ Lateral lengths drive down well costs on a per foot basis ▪ RICE’s last 6 quarters averaged $790/ft for ~8,800’ laterals ▪ RICE executed at ~$700/ft when developing longer laterals (>11,000) ▪ EQT 2019 PA - Marcellus average lateral length of ~12,000 ▪ 75% of EQT’s development will be in PA - Marcellus $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 4,000 6,000 8,000 10,000 12,000 14,000 $1,250/ft EQT 2019 Guidance (2) RICE 2017 8,000’ Budget: $875/ft (Revised down in 2Q) RICE Results (3) D&C $/ft Lateral Length $1,095/ft Rice Well Cost Curve EQT 2018 Actual (1) $735/ft Rice Guidance RICE Quarterly Avg: 8,800’ Laterals: $790/ft EQT “10% Initiative” $700/ft Long Term Goal Budget/Guidance PA - MARCELLUS COSTS VS. LATERAL LENGTH 171

108% 64% 93 93 109 116 50 60 70 80 90 100 110 120 130 140 150 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% 2015 2016 2017 2018 2019 Spears DCS Index Well Cost Index RICE HAD A TRACK RECORD OF DELIVERING LOWER WELL COSTS PER FOOT 1. Peers include AR, RRC and RICE (for years 2015 - 2017). Data per company presentations and earnings releases. Each peer’s cost is indexed to 100% given differences in how operators report well costs. Well costs compared on per foot basis. 2. Source: Spears and Associates. EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM EQT Claim: Rice Energy’s estimated well costs ignore historical results and today’s oilfield service market ▪ Despite marginal service cost fluctuations, peers have consistently lowered well costs every year PA and WV Marcellus Development 7,500 5,500 7,600 7,000 8,600 7,000 9,800 12,000 10,900 13,200 Peer Lateral Lengths EQT Lateral Lengths (1) (2) EQT Well Costs Peers Well Costs (1) INDEXED WELL COST PERFORMANCE OVER TIME ▪ Peer well costs decline due to benefits of longer laterals and operational efficiencies ▪ EQT spent $10bn in acquisitions to enable longer laterals to drive down development costs per foot ▪ No well cost savings realized to date with this team despite a larger increase in lateral length versus peers ▪ We believe EQT is more susceptible to service cost increases due to ineffective planning and a higher reliance on the spot market PEER WELL COSTS EQT WELL COSTS Since 2015 Down 36% Up 8% Since 2017 Down 6% Up 8% Service Index 172

90% OF EQT ACTIVITY IS FOCUSED IN RICE’S GEOGRAPHIC FOOTPRINT RICE + EQT 2016 - 2017 Development EQT 2018 Development Post - Merger EQT 2019 Development Showing all Undrilled permits issued in 2018 RICE Activity + Footprint EQT Spuds 2016 - 2017 RICE Historical Footprint RICE Historical Footprint 90% of 2019 activity is focused within RICE footprint. RICE operated at scale in its final two years, with a similar operational footprint as EQT. RICE achieved full operational and logistical success in both states EQT 2018 Spuds EQT Claim: The Rice Team fails to account for EQT’s footprint EQT Permits 90% of 2018 activity is within RICE footprint Source: Drilling Info. EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM 173

EQT ATTEMPTS TO CONFUSE INVESTORS WITH WATER EQT’s Spin EQT Claim : The Rice Team fails to account for EQT’s infrastructure and produced water dynamics EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM 0 5,000 10,000 15,000 20,000 25,000 BELMONT GREENE WASHINGTON WETZEL DODDRIDGE RITCHIE ALLEGHENY TYLER ARMSTRONG TIOGA MARION TAYLOR JEFFERSON MARSHALL HARRISON CLEARFIELD LOGAN LEWIS KANAWHA UPSHUR GILMER BOONE INDIANA FAYETTE CAMERON LINCOLN JACKSON CLARION WYOMING NICHOLAS RALEIGH CALHOUN RANDOLPH BRAXTON CLAY MONONGALIA BARBOUR WESTMORELAND WAYNE ROANE MINGO ELK PRESTON PUTNAM GUERNSEY (blank) JOHNSON MARTIN Bwpd “The Rice assumptions are not based in reality and do not take into account our water dynamics“ 82% of EQT volumes come from Rice Energy Counties The Facts EQT Daily Water Production by County 18% of EQT’s water should not derail water logistics Source: EQT investor presentation supplemented with RSEG production data as a proxy for water production per county. 174

EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

3 RICE WELL COSTS INCLUDED PRODUCED WATER DELIVERY

EQT Claim: Rice Energy piped 100% of its water needs

EQT Claim: The Rice Team fails to account for EQT's infrastructure and produced water dynamics

- **Rice Energy well cost guidance incorporates EQT's produced water dynamics**
  - Assumes Rice Team will recycle 90% of EQT's water to maintain EQT's LOE guidance
- Rice Energy's frac water was 20% trucked produced water, 80% fresh water
  - **Cost to transport produced water included in historical well costs**
- What's the difference between Rice Energy and EQT water costs?
  - EQT's high water costs reflect their lack of organizational structure and technology to handle water-related logistics
    - EQT acknowledges their inefficiencies around water in their "Target 10%" initiative
  - **Rice Energy's effective planning and technology enabled lower water costs**
    - Rice Energy water app used to manage trucking logistics and minimize distances traveled
    - Maximize potential of local water sources
    - Leverage underutilized 3rd party infrastructure


EQT's % Mix of Water Usage in the PA Marcellus
Fresh Water Delivery
~55%
~$2.50/bbl
~10%
~$4.00/bbl
Produced Water Delivery
~35%
~$7.25/bbl
EQT


RICE PLAN – PA Marcellus
Fresh Water Delivery
55%
$2.15/bbl
20%
$2.15/bbl
Produced Water Delivery
25%
$4.50/bbl
Rice pumps more water per well than EQT. This reduces the produced water mix while recycling 90% of EQT's water

175
RICE TEAM

3 EQT'S WELL COST BRIDGE IS MISLEADING

EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

1. RICE 3Q17 results: **$860/ft**
2. RICE 3Q17 average lateral length: **6,600'** (1)
   - Lateral lengths matter
   - $860/ft for 6,600' is **in-line with our cost model**
3. RICE did not pipe 100% of its water needs
   - Utilized 20% produced water in frac job. Transport costs are all included in our well cost figures.
   - EQT's produced water dynamics are included in our well cost guidance
4. Well costs increased in 2H17 relative to 1H17 b/c of **decreases in lateral length** in that particular quarter. Appalachia peers have continued to offset minor fluctuations in service costs with efficiencies
5. RICE budgeted $875/ft in 2017 for a <u>8,000'</u> lateral. **We consistently beat guidance. RICE lowered well cost guidance 7% in June 2017** (2)

Rice Energy cost model for a 13,200' lateral = $680/ft
EQT comparable well cost = $1,035/ft with capitalized costs



Digging into the Rice $750 / ft. Well Cost Claim
Ignores rapid service cost inflation and assumes 100% fresh water delivery
An internal review suggests that comparative PA Marcellus $/ft. costs are much closer than the Rice claim
Rice Current Claim
1H 2017 Rice Actual Results
2H 2017 Rice Actual Results
Rice Adjusted for Lateral Lengths
Rice Adjusted for Water Usage and Delivery
EQT 2019 Planned Well Costs (All-In)
$ per foot
$750
$755
$880
$790
$860
vs.
$865
Lateral Length: 9,200' 9,200' 8,200' 13,200' 13,200' 13,200'
Spacing: 1,000' 750' 750' 750' 750' 750'
Water Delivery: 100% piped 100% piped 100% piped 100% piped 55% piped / 45% trucked 55% piped / 45% trucked
Lower service cost environment
EQT's costs for this period were $695/ ft. for average ~8,900 ft. laterals
Rapid service cost increases in 2H 2017
Rice forecasted costs of $875/ft. for FY 2017
Cited 10-15% expected service cost inflation
Cost normalized to 13,200 lateral feet
Matches EQT's 2019 PA development plan
Adjusted to account for EQT's mix of water usage
100% fresh water delivery not achievable given our
Geographic footprint
Existing infrastructure
Produced water dynamics
Dynamic applies to any operator of these assets
EQT's 2019 PA Marcellus D&C costs (spuds) planned at ~$870/ft. for 13,200' and 880' spacing
Adjusted by $40/ft. for pad and facility construction costs
Increase in EQT's frac size with wider spacing (750' to 880') adds $45/ft. ($910/ft. total)
23

6. EQT well costs do not include capitalized overhead/other which elevate EQT well costs by <u>**$125/ft**</u> in 2019. Rice's capitalized overhead/other was immaterial

1. *Representing 3 wells TIL in 3Q17.*
2. *RICE 2Q17 Press Release: "We are updating our 2017 drilling and completion capital ("D&C") budget to reflect* ***well costs continuing to trend below budget driven by operational efficiencies in both the Marcellus and Utica that <u>offset previously anticipated rising service costs.</u>****"*

176

RICE TEAM

4 3RD PARTY RESEARCH CONFIRMS RICE'S 1,000' SPACING THESIS

EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM

EQT Claim: No production uplift moving to 1,000' spacing

- The Rice Team plans to widen inter-well spacing from 750' to 1,000' which will lead to a 10% production uplift
- EQT countered that no production uplift would exist unless EQT pumped a larger frac job
- The Rice Team believes this additional cost is not necessary
- RS Energy confirms the Rice Team view

"Our analyst shows a 10% EUR uplift in moving from 750 feet to 1,000 feet keeping completion parameters virtually constant. While we agree that a bigger frac design could lead to the 22% EUR uplift expected by EQT, this comes at an additional cost of ~15% per well resulting in flat to diminishing economic returns"



RS ENERGY GROUP

March 7, 2019

EASTERN US CAPITAL MARKETS

MARCELLUS MANIA

Rice Versus EQT

ANALYSTS

Farzin Mou, E.I.T.
Senior Research Associate
403.536.4947
farzin.mou@rseg.com

Alex Ljubojevic
Senior Vice President
403.539.6129
alex.ljubojevic@rseg.com

Jason Levesque, M.Sc., G.I.T.
Geology Associate
587.287.3109
jason.levesque@rseg.com

FOCUS

What is RSEG's view on competing arguments made by EQT and the Rice team?

KEY POINTS

- Our analysis shows a 10% EUR uplift in moving from 750 feet to 1,000 feet keeping completions parameters virtually constant. While we agree that a bigger frac design could lead to the 22% EUR uplift expected by EQT, this comes at an additional cost of ~15% per well, resulting in flat to diminishing economic returns.

Source: RSEG Intelligence.

177

RICE TEAM

RICE Technology: Digital Oilfield built for scale and efficiency ▪ Smart Pad Facility Design – 90% automation, 99% uptime ▪ Water and Logistics App – Smart produced water management RICE ENERGY LOE WAS LOWER THAN EQT’S We can meet or beat EQT’s LOE guidance ▪ 3Q17 Results: RICE LOE: $0.11/mcfe , EQT LOE: $0.13/mcfe ▪ EQT’s low 2019 LOE is a function of fixed cost leverage - Larger denominator (production base) from the RICE merger ▪ There are no major accounting discrepancies EQT Post - Merger Source: LOE per quarterly earnings reports for RICE (1Q15 through 3Q17) and EQT (1Q15 through 3Q18). 10 EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM EQT Claim: Rice Energy expensed many well cost components that are capitalized by EQT, artificially deflating $/foot metric. EQT points to RICE’s 2017 LOE guidance to prove their point and claims a $150mm cash flow difference R² = 0.702 – $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 – 1,000 2,000 3,000 4,000 5,000 $/mcfe Net Production (MMcfepd) Post - Merger Low LOE enabled by fixed cost leverage Pre - Merger RICE LOE lower than EQT LOE ($/mcfe) 3Q17 3Q17 RICE LOE EQT LOE LOE ($/ mcfe ) AS A FUNCTION OF PRODUCTION 178

EQT’S BLOATED LAND BUDGET IS REFLECTIVE OF DISORGANIZED SCHEDULI NG Percent of wells drilled on new pads 79% 56% 55% 49% 53% 50% 28% 40% 61% 54% 86% 85% 69% 85% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 2012 2013 2014 2015 2016 2017 2018 Developing wells from existing pads is easy • No pad planning needed • No midstream coordination needed • Capitalizing on sunk costs of pre - constructed well sites However, there are significant drawbacks: • Lower EURs from Parent/Child Interference : 10 - 20% decrease in per well recoveries observed in EQT wells • Expiring Acreage • New production “holds” leases so they do not expire • By not extinguishing leasehold obligations through development, operators are forced to pay to either extend the lease or re - lease • EQT spending $200mm/year, largely on existing leasehold • Competition runs rampant • Allows competitors to take EQT expiring leasehold from them • 2010 - 2017: Rice Energy had a field day with EQT leases • 2018+: Newly formed startups already taking EQT’s position Holding Acreage with new sites Drilling on existing sites and needing to re - lease land EQT Program RICE Program • RICE managed its leasehold expirations through development, saving $80mm on land capex that would have otherwise been needed to extend or release expiring acreage • In 2017, ~70% of RICE’s development consisted of wells from new sites, compared to 50% for EQT. In 2018, EQT’s percentage dropped below 30%. Hence the $200mm of land capex per year • This can be done, no, it is not magic EQT Claim “…there is no magic app that's going to decrease the land spend by $100 million. It's just not reality” 11 Source: DrillingInfo and IHS as of 12/31/18. EQT HAS BEEN MISLEADING IN RESPONDING TO THE RICE TEAM 179

REALIZING EQT’S POTENTIAL APPENDIX B: OTHER ANALYSES

BENEFITS OF LARGE SCALE DEVELOPMENT



INDUSTRY IS HERE
RICE ENERGY WAS HERE
Long Laterals
Single Well
Dual Well
Dual Well
Multi Well
Combo Development

	Single Well	Dual Well	Dual Well (Long Laterals)	Multi Well	Combo Development
LAND					Eliminate Offset Buffers (15% more inventory)
PAD		Double Feet per Site (Pad Cost halved)	Double Feet per Site (Pad Cost halved)	Double Feet per Site (Pad Cost halved)	
VERTICAL			Double Feet Per Vertical (Vertical Cost Halved)		
HZ MOB		Double Feet Per HZ MOB (HZ MOB Cost Halved)	Double Feet Per HZ MOB (HZ MOB Cost Halved)	Double Feet Per HZ MOB (HZ MOB Cost Halved)	Majority of HZ MOBs are In-Field (40% MOB Savings)
HZ DRILL			HZ Drilling Efficiency Increases after "short" lateral complete (HZ Drill Cost Reduced 20%)		Geology pinned, drilling in groove (Cost reduced 10%)
FRAC MOB		Double Feet per MOB (MOB cost halved)	Double Feet per MOB (MOB cost halved)	Double Feet per MOB (MOB cost halved)	Majority of MOBs are In-Field (20% MOB Savings)
WATER LOGISTICS		Double Feet per Line Install (Line Install Halved)	Double Feet per Line Install (Line Install Halved)	Double Feet per Line Install (Line Install Halved)	Majority Pads need <1 mi install (50% Savings)

Starting costs related to Single Well are used for illustrative purposes to demonstrate per foot cost reductions as operators evolve their development

OTHER ANALYSES
181
RICE TEAM

COMPLIANCE IS AN IMPORTANT PILLAR OF OUR OPERATIONAL SUCCESS Mature Companies tend to cripple themselves with self - regulation Balanced Risk Mgmt. optimizes # of controls to maximize effectiveness Transitioning to Maximum Effectiveness Companies can successfully “cut through red tape” by leveraging: 1. Experience in identifying “real risk” (focus) 2. Technology (integration with operations) 3. Training (employee ability) 4. Culture (compliance sustainability) Immature Companies do not meet regulatory minimums A lot # OF CONTROLS None Regulator Minimum Simple Explanation: 1. We hire people to get us compliant with regulators 2. Then they go above & beyond minimum regulations (which is great!) 3. Then they take it too far & we start losing effectiveness of our controls. EFFECTIVENESS Great Poor OTHER ANALYSES We will execute our risk management strategy to strengthen the effectiveness of our controls while also improving business functionality. 182

HIGHLIGHT G&A/CAPITALIZED COSTS

- EQT's capitalized costs consist of contractors, consultants and employee compensation
- Instead of allocating these costs to the wells, we could add the costs to the G&A that EQT expenses
- EQT's G&A increases to $360mm, nearly 4x the G&A that Rice Energy carried despite similar activity levels

CASH COSTS	RICE ENERGY	EQT
D&C Guidance [1] (excluding capitalized costs and other)	$728/ft	$972/ft
Capitalized Costs and Other [2] (excluding interest)	**$10mm**	**$180mm**
Upstream G&A (allocating capitalized costs to G&A)	2017: $80mm + $10mm = **$90mm**	2019: $180mm + $180mm = **$360mm**
Rigs	8	10
Geographical Footprint	Greene, Washington PA Belmont, OH	90% of Development Activity in RICE's Footprint

1. *For a 12,000' PA Marcellus well. Includes pad construction and facilities cost but excludes capitalized costs and other.*
2. *RICE capitalized costs were less than $10mm in 2017 and would not be higher if managing EQT's asset base. EQT's 2019 guidance of $200mm for capitalized costs and "other" reduced by $20mm for capitalized interest (which we estimate based on EQT's historical financial statements) which implies $180mm of capitalized costs/other are for well development. It is possible EQT would allocate these costs to production versus well development and thus under this analysis, the costs would result in higher LOE versus higher G&A. RICE's track record shows that our LOE was trending lower than EQT's despite a smaller production base and that fixed cost leverage has enabled lower LOE pro forma for the merger. We would not anticipate any changes to LOE guidance and believe there is upside.*

OTHER ANALYSES

183

RICE TEAM

THE PLAN DOESN'T STOP THERE…INNOVATION IS INGRAINED INTO CULTURE

Rice Team lives on the cutting edge of technology… 2 years ahead of "industry buzz"

- Could save upwards of $50/ft in well costs

MAY 2017





RICE TEAM

- Rice Team early adopter of electric frac fleets
- Prepared to enter long-term arrangement….

Tee'd up contract for EQT…but they went down a different path in 2018…

2 years later → **MAY 2019**

INDUSTRY BUZZ: Electric Frac Fleets

E-frac "super bulls" seem to believe ~50-75% of active US frac spreads end up being electric…in next 5-10 years

2019:
This tech is the future

OIL SERVICE

Digging In On Electric Fracturing Part 1
Well worth keeping an eye on this expanding piece of the OFS pie
Sector: Oil Service | Ticker: OSX | Recommendation: NR | Target: NA | Close: $76.59

This nascent but growing segment of the OFS space is currently in the spotlight. After drilling into the topic, we more fully appreciate why. While we (firmly) believe that we don't need incremental US frac horsepower given the current imbalance in the market (supply > demand), more electric fracturing ("E-frac") spreads are being built given the potential D&C cost, environmental, and asset-life benefits they yield. We also better understand the economic allure that these spreads (potentially) offer pressure pumpers although elevated upfront capital costs may moderate the adoption rate. Much more meat in our full report/primer available upon request.

Please contact your TPH salesperson for the accompanying report.

Digging In On Electric Fracturing Part 2
Opportunity for better margins exists; fuel costs unlikely to be the driver
Sector: Oil Service | Ticker: OSX | Recommendation: NR | Target: NA | Close: $76.59

We believe that lower repair and maintenance spend offers the best margin enhancement lever for E-frac players while lower fuel-cost benefits will likely accrue (largely or entirely) to the E&Ps. E-frac "super-bulls" seem to believe ~50-75%+ of active US frac spreads end up being electric / running off treated wellhead gas in the next 5-10 years. We surmise that the meager returns which pressure pumpers have achieved since the dawn of the US shale revolution coupled with some logistical / design hurdles keep a lid on the adoption rate. As such, we guesstimate that ~25-33% of active spreads are electric within the next ~5 years...quite a meaningful change but not the near-term panacea some foresee.

Digging In On Electric Fracturing Part 3
What's in the report? Pump/fleet design, ancillary impacts, and E-frac economics
Sector: Oil Service | Ticker: OSX | Recommendation: NR | Target: NA | Close: $76.59

This report will help you sift through the current state of the US frac market overall, better understand competing E-frac technologies/designs, and analyze (hypothetical) E-frac economics. We also walk through the nuts and bolts of what comprises an E-frac spread/pump

Source: 5/29/19 TPH research note

OTHER ANALYSES

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DISCLAIMER

The materials contained herein (the "Materials") represent the opinions of Toby Z. Rice, Derek A. Rice, J. Kyle Derham and William E. Jordan (collectively, the "Rice Team") and are based on publicly available information with respect to EQT Corporation (the "Company"). The Rice Team recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Rice Team's conclusions. The Rice Team reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. The Rice Team disclaims any obligation to update the information or opinions contained herein. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Rice Team herein are based on assumptions that the Rice Team believes to be reasonable as of the date of the Materials, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. The Materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security.

Each of the members of the Rice Team currently beneficially own, and/or have an economic interest in, securities of the Company. It is possible that there will be developments in the future (including changes in price of the Company's securities) that cause one or more members of the Rice Team from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional securities (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to some or all of such securities. To the extent that the Rice Team discloses information about its position or economic interest in the securities of the Company in the Materials, it is subject to change and the Rice Team expressly disclaims any obligation to update such information.

The Materials contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," "may," "will," "projects," "targets," "forecasts," "seeks," "could," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of the Materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Rice Team. Although the Rice Team believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of the Materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Rice Team will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Unless otherwise indicated herein, the Rice Team has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by the Company or from any third-party source. All trade names, trademarks, service marks, and logos herein are the property of their respective owners who retain all proprietary rights over their use.

DISCLAIMER
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CONTACT INFORMATION INVESTOR INQUIRIES Kyle Derham kyle@teamrice.com MEDIA INQUIRIES Sard Verbinnen & Co Jim Barron: 212 - 687 - 8080 Frances Jeter: 832 - 680 - 5120

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